UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RURAL/METRO CORPORATION

9221 East Via de Ventura

Scottsdale, Arizona 85258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 27, 2008

To Our Stockholders:

The Annual Meeting of Stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), will be held on March 27, 2008 at 3:00 p.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, for the following purposes:

1.	To elect three (3) directors to serve for three-year terms or until their successors are elected;

2.	To vote on an amendment to the Company’s Second Restated Certificate of Incorporation to enable thirty-five percent (35%) of stockholders or, for a specified period, any three directors to call a special meeting of stockholders;

3.	To vote on an amendment to the Company’s Second Restated Certificate of Incorporation to require stockholder approval of amendments to the Company’s Third Amended and Restated Bylaws, subject to certain exceptions;

4.	To vote on the adoption of the 2008 Incentive Stock Plan;

5.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008; and

6.	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on the record date, February 8, 2008, will receive notice of and be entitled to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure representation at the Annual Meeting, however, stockholders are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, or vote electronically via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy card.

By Order of the Board of Directors

Kristine B. Ponczak, Secretary

Scottsdale, Arizona

February 19, 2008

IT IS IMPORTANT THAT STOCKHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE

COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE

ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED

STATES. PROXIES MAY ALSO BE PROVIDED BY USING THE INTERNET OR THE TELEPHONE.

RURAL/METRO CORPORATION

9221 East Via de Ventura

Scottsdale, Arizona 85258

PROXY STATEMENT

This proxy statement is being furnished to stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on March 27, 2008 at 3:00 p.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of Annual Meeting of Stockholders accompanies this proxy statement.

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of the Company by our Board of Directors for use at the Annual Meeting for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258.

These proxy solicitation materials were first mailed on or about February 21, 2008, to all stockholders entitled to vote at the Annual Meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on the record date, February 8, 2008, are entitled to notice of and to vote at the Annual Meeting. At the close of business on February 8, 2008, there were issued and outstanding 24,824,103 shares of our common stock. Each share of common stock is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are present and entitled to vote but are not voted at the direction of the beneficial owner (called “abstentions”) and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called “broker non-votes”) will be counted for purposes of determining whether there is a quorum for the transaction of business at the Annual Meeting.

Vote Required; Abstentions and Broker Non-Votes

With respect to Proposal 1, the three nominees for director receiving the highest number of affirmative votes duly cast by our outstanding common stock will be elected as directors for three-year terms and until their successors are elected and qualified. Accordingly, abstentions and broker non-votes will not be counted in determining the outcome of the election of directors.

With respect to Proposals 2 and 3, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of our outstanding common stock is required for approval of each such proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against these proposals.

With respect to Proposals 4 and 5, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of each such proposal. Accordingly, abstentions will have the same effect as a vote against these proposals and broker non-votes will not be counted in determining the outcome.

Voting; Inspector of Election

Votes may be cast by proxy or in person at the Annual Meeting. We will appoint an inspector of election in the manner provided by the law of Delaware, our state of incorporation, who will count the votes and act as the inspector of election at the Annual Meeting and also determine whether a quorum is present.

Proxies

The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card will be voted at the Annual Meeting.

When a proxy card is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this proxy statement, (ii) “for” an amendment to the Company’s Second Restated Certificate of Incorporation to enable thirty-five percent (35%) of stockholders to call a special meeting of stockholders, (iii) “for” an amendment to the Company’s Second Restated Certificate of Incorporation to require stockholder approval of amendments to the Company’s Third Amended and Restated Bylaws, subject to certain exceptions, (iv) “for” the adoption of the 2008 Incentive Stock Plan, (v) “for” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008, and (vi) in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to our executive offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or via the Internet), or by attending the Annual Meeting and voting in person.

Solicitation

The Company will pay the costs of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Certain of our directors and officers also may solicit proxies personally or by mail, telephone or e-mail without additional compensation. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, telephone, facsimile, e-mail, in person, advertising in periodicals and postings on the Company’s website or otherwise. In addition, the Company has retained Georgeson Inc. to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $150,000 in the aggregate plus out-of-pocket expenses. Georgeson Inc. will employ approximately 20 persons in connection with its solicitation of proxies.

Annual Report and Other Matters

The 2007 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company’s activities, but is not incorporated into this proxy statement and is not part of these proxy soliciting materials. The information contained in the “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors,” and “Company Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the Securities and Exchange Commission (“SEC”). Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

RECENT DEVELOPMENTS

Accipiter Capital Management, LLC and its affiliates (collectively “Accipiter”), have been significant stockholders of the Company for several years. In October 2007, Accipiter delivered a notice to the Company indicating that Accipiter planned to seek representation on the Company’s Board of Directors by nominating certain individuals for election as directors at the Annual Meeting. In December 2007, Accipiter filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the solicitation of proxies to be used at the Annual Meeting to elect Accipiter’s nominees as members of the Board of Directors. On January 25, 2008, Accipiter, Gabe Hoffman, Eugene I. Davis, Earl P. Holland and the Company entered into a settlement agreement settling the proposed election contest.

Pursuant to the terms of the settlement agreement, effective as of the date of the Annual Meeting, the Board of Directors will be temporarily increased to nine directors. To fill the vacancies resulting from such increase, Christopher S. Shackelton, a Company nominee approved by Accipiter, will be appointed to the Board to serve as a Class II director for a term expiring at the annual meeting of stockholders following the Company’s 2008 fiscal year (the “2008 Annual Meeting”) and Eugene I. Davis, an Accipiter nominee approved by the Board, will be appointed to the Board to serve as a Class III director for a term expiring at the annual meeting of stockholders following the Company’s 2009 fiscal year. The Company also agreed to accept the decision of Mary Anne Carpenter to retire from the Board, effective upon the election of her successor at the Annual Meeting, and will include Earl P. Holland, an Accipiter nominee approved by the Board, in the slate of Class I director nominees to be presented by the Company for election at the Annual Meeting. As a result, the slate of director nominees to be presented by the Company for election at the Annual Meeting will consist of current Board members Jack E. Brucker and Conrad A. Conrad, as well as Mr. Holland.

The Board will appoint Mr. Davis and Mr. Holland to the Audit Committee and the Compensation Committee, respectively, and the Board will appoint at least one of either Mr. Davis or Mr. Holland to serve on each other committee of the Board, subject to the satisfaction of any qualifications for such service, with such appointments to be determined as soon as practicable. The Board will also eliminate the position of Vice Chairman of the Board.

The Board has obtained the commitment of Cor J. Clement, Sr. to continue serving as Chairman of the Board and a director of the Company for a transition period through June 30, 2008 and has accepted his decision to retire effective as of that date. Upon Mr. Clement’s retirement, the size of the Board will decrease to eight directors and will be fixed at eight until the date of the 2008 Annual Meeting.

Pursuant to the settlement agreement, Louis G. Jekel will not be nominated for re-election as a director and his service as a director will end effective upon the election of his successor at the 2008 Annual Meeting. Upon Mr. Jekel’s retirement, the size of the Board will decrease to seven directors and will be fixed at seven until the expiration of the standstill period described below. The Company has also agreed that Mr. Shackelton will be included in the Company’s slate of Class II director nominees for election to the Board at the 2008 Annual Meeting.

Pursuant to the settlement agreement, the Company is also seeking stockholder approval to amend the Company’s Second Restated Certificate of Incorporation to (i) enable thirty-five percent (35%) of stockholders or, for a specified period, any three directors to call a special meeting of stockholders, and (ii) require stockholder approval of amendments to the Company’s Third Amended and Restated Bylaws, subject to certain exceptions, as further described under “Proposal 2” and “Proposal 3”, respectively, of this proxy statement. Pursuant to the settlement agreement, the Board will approve corresponding changes to the Company’s Third Amended and Restated Bylaws.

Pursuant to the settlement agreement, Accipiter has withdrawn its letter to the Company nominating directors for election to the Board at the Annual Meeting and terminated its proposed proxy solicitation. The settlement agreement calls for Accipiter to observe customary restrictions on conducting proxy contests and nominating individuals for election to the Board. These restrictions will remain in place during a standstill period that will expire upon the earlier to occur of the date that is thirty days after the first anniversary of the Annual Meeting or March 31, 2009. Accipiter will also cause all common stock of the Company beneficially owned by Accipiter to vote for the director nominees recommended by the Board at the Annual Meeting and the 2008 Annual Meeting and in accordance with the recommendations of the Board with respect to the proposals that will be presented for stockholder approval at the Annual Meeting pursuant to the settlement agreement.

The Company filed a complete copy of the settlement agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008.

PROPOSAL TO ELECT DIRECTORS

(Proposal 1)

Nominees

Our certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at seven. In connection with the settlement of the proposed proxy contest described in “Recent Developments” beginning on page 3 of this proxy statement, the number of directors will be increased to nine on the date of the Annual Meeting. The Board of Directors is divided into three classes, with one class standing for election each year for three-year terms and until successors of such class have been elected and qualified.

As of the date of this proxy statement, the Board of Directors consists of the following persons:

Name	Class of Director	Annual Meeting At Which Term Will Expire
Jack E. Brucker	I	2007
Mary Anne Carpenter	I	2007
Conrad A. Conrad	I	2007
Louis G. Jekel	II	2008
Robert E. Wilson	II	2008
Cor J. Clement, Sr.	III	2009
Henry G. Walker	III	2009

The Board of Directors has nominated Jack E. Brucker, Conrad A. Conrad and Earl P. Holland for election as Class I directors for three-year terms and until their respective successors are elected and qualified. The Board of Directors has accepted the decision of Mary Anne Carpenter to retire from the Board of Directors, effective upon the election of her successor at the Annual Meeting. Christopher S. Shackelton and Eugene I. Davis will be appointed to the Board of Directors as of the date of the Annual Meeting to serve as Class II and Class III directors for terms expiring at the 2008 and 2009 annual meetings, respectively. See “Recent Developments” beginning on page 3 of this proxy statement for a description of the selection of certain directors and nominees in connection with the settlement of the proposed proxy contest.

Unless otherwise instructed, the proxy holders will vote the proxy cards received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE. The three nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

The following table sets forth information regarding our directors, persons nominated to become directors, persons who will be appointed directors pursuant to the settlement agreement and executive officers, including certain biographical information.

Name	Age	Positions with the Company
Cor J. Clement, Sr.	59	Chairman of the Board and Director
Jack E. Brucker	56	President, Chief Executive Officer and Director
Henry G. Walker	60	Vice Chairman of the Board and Director (1) (2)
Louis G. Jekel	66	Director (2) (3)
Robert E. Wilson	60	Director (2) (3)
Conrad A. Conrad	61	Director (1) (3)
Christopher S. Shackelton	28	To be appointed Director
Eugene I. Davis	52	To be appointed Director (4)
Earl P. Holland	62	Nominated for Election as Director (5)
Kristine B. Ponczak	43	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Kurt M. Krumperman	56	Senior Vice President of Federal Affairs and Strategic Initiatives
Gregory A. Barber	49	Vice President, Controller and Principal Accounting Officer
Brian O. Allery	41	Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate

(1)	Member of the Compensation Committee.

(2)	Member of the Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	To be appointed member of the Audit Committee.

(5)	To be appointed member of the Compensation Committee.

Cor J. Clement, Sr. has served as Chairman of our Board of Directors since August 1998 and as a member of our Board of Directors since May 1992. Mr. Clement served as Vice Chairman of the Board of Directors from August 1994 to August 1998. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until his retirement in January 1997.

Jack E. Brucker has served as our President and Chief Executive Officer and has been a member of our Board of Directors since February 2000. Mr. Brucker served as our Senior Vice President and Chief Operating Officer from December 1997 until February 2000.

Henry G. Walker has been a member of our Board of Directors since September 1997 and Vice Chairman since July 2004. Mr. Walker is currently a partner in the management consulting firm of Andrade/Walker Consulting, LLC. From March 1997 to March 2004, he served as President and Chief Executive Officer of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of Health Partners of Southern Arizona, a healthcare delivery system.

Louis G. Jekel has served as a member of our Board of Directors since 1968 and as Vice Chairman of our Board of Directors from August 1998 to December 2006. Mr. Jekel served as our Secretary from 1968 through 2003. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

Robert E. Wilson became a member of our Board of Directors in November 2003. He has served as Chief Financial Officer of Billings Clinic, an integrated health provider system, since January 2007. Mr. Wilson was employed by Arthur Andersen LLP from 1972 to 2001, becoming a partner in 1986. Among other responsibilities as a partner, he served as a member of the firm’s national healthcare industry business turnaround practice. From 2001 through 2003, Mr. Wilson provided commercial litigation and financial due diligence consultation services through a national consulting firm. Mr. Wilson is a member of the Board of Directors and Chairman of the Audit and Compliance Committees of Providence Health & Services, a not-for-profit community healthcare system.

Conrad A. Conrad became a member of our Board of Directors in October 2005. Mr. Conrad was employed with The Dial Corporation from August 2000 to October 2005, and served as its Executive Vice President and Chief Financial Officer. From 1999 to 2000, Mr. Conrad was engaged in a number of personal business ventures, including providing consulting services to Pennzoil-Quaker State Company, which acquired Quaker State Corporation in December 1998. From 1974 to 1998, Mr. Conrad held various positions, most recently Vice Chairman and Chief Financial Officer, with Quaker State Corporation, a leading manufacturer of branded automotive consumer products and services. Mr. Conrad is a member of the Board of Directors of Universal Technical Institute, Inc. and Fender Musical Instruments Corporation.

Christopher S. Shackelton will be appointed to the Board of Directors effective as of the date of the Annual Meeting. Mr. Shackelton is a managing partner and co-founder of Coliseum Capital Management, LLC. Coliseum is a private investment partnership that makes long-term investments in both public and private companies. Prior to founding Coliseum, Mr. Shackelton was an analyst at Watershed Asset Management from 2003 through 2005. Earlier in his career, Mr. Shackelton worked in the investment banking division of Morgan Stanley & Co. Mr. Shackelton presently serves as a Trustee for the Walter Johnson Foundation. He earned a BA in Economics from Yale University.

Eugene I. Davis will be appointed to the Board of Directors effective as of the date of the Annual Meeting. Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, L.L.C., a consulting firm specializing in turn-around management, mergers and acquisitions and strategic planning advisory services, since 1999. He served as Chief Operating Officer of Total-Tel USA Communications, Inc., an integrated telecommunications provider, from 1998 to 1999. Mr. Davis served in various capacities including as director, Executive Vice President, President and Vice Chairman of Emerson Radio Corp., a distributor of consumer electronics products, from 1990 to 1997. He served in various capacities including as a director, Chief Executive Officer and Vice Chairman of Sports Supply Chain, Inc., a distributor of sporting goods and athletic equipment, from 1996 to 1997. Prior to such time, Mr. Davis was an attorney in private practice. Mr. Davis presently serves as Chairman of the Board of Atlas Air Worldwide Holdings, Inc., Atari, Inc. and Foamex International, Inc. Mr. Davis also serves as a Director of American Commercial Lines, Inc., Delta Air Lines, Inc., Knology, Inc., Medicor Ltd., Oglebay Norton Company, Silicon Graphics, Inc., Footstar Inc. and Pliant Corporation.

Earl P. Holland is nominated for election as a Class I director. Mr. Holland served from 1981 to January 2001 in a number of capacities, and most recently as the Chief Operating Officer and Vice Chairman, of Health Management Associates, Inc., a hospital company operator that trades on the New York Stock Exchange. He retired in January 2001 and is now a private investor. Mr. Holland currently serves as a director and member of the compensation committee of Team Health, a private company in the business of supplying physician staffing for hospitals and military bases. He is also a director of Orion Bancorp, a large private bank in Florida, where he serves as the chairman of each of the audit committee and compensation committee. Mr. Holland is also the Vice Chairman of the board of directors of Cornerstone National Insurance Co., a private automobile insurance company, and serves on its compensation committee. Mr. Holland is also a director of Medical Diagnostic Technology, a private company specializing in early cancer detection.

Kristine B. Ponczak is currently serving as the Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Ms. Ponczak served as Vice President and Treasurer from December 2004 to October 2006. In addition, Ms. Ponczak served as Director of Financial Planning from April 1998 until December 2004. Prior to joining us in 1998, Ms. Ponczak served as Corporate Controller for Sun Street Foods from 1995 to 1998 where she was responsible for managing the financial reporting and banking relationships of that privately held company, which represented a management buyout of certain subsidiaries of Main Street & Main Inc. From 1993 to 1995, she worked at Main Street & Main Inc. as Controller over two subsidiaries. Prior to that, Mrs. Ponczak was a member of the managing consulting/business valuation group at the public accounting firm Coopers & Lybrand, where she focused on corporate valuations, litigation support, and acquisition structures.

Kurt M. Krumperman currently serves as Senior Vice President for Federal Affairs and Strategic Initiatives. From 2002 to 2004, Mr. Krumperman held the office of President – Rural/Metro Fire/EMS Group and National Disaster Response Coordinator/Corporate Vice President for Federal Affairs. In 1996, Mr. Krumperman served as Northeast Emergency Service Group President and National Coordinator of Rural/Metro Corporation Disaster Response Team, a position he maintained until 2002. Mr. Krumperman joined the Company in 1994 as General Manager of Rural/Metro Medical Services of Central New York.

Gregory A. Barber joined the Company in June 2006 as Vice President and Corporate Controller. Prior to joining the Company, Mr. Barber served in various positions with Giant Industries, Inc., including Vice President, Chief Accounting Officer and Assistant Secretary from August 2005 to June 2006; Vice President and Corporate Controller from April 2004 to August 2005; Vice President, Special Project Management from March 2001 to June 2004; and Vice President, Branded Wholesale Marketing from February 1999 to March 2001.

Brian O. Allery currently serves as Corporate Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate. Mr. Allery was named Managing Director of Corporate Risk Management, Purchasing, Distribution, Benefits Administration, and Real Estate in 2004. From 2001 to 2004, Mr. Allery held the position of Director of National Risk Management, Insurance, Purchasing and Distribution. Mr. Allery served as Corporate Purchasing Manager in 1998 and as Corporate Technology Buyer in 1996.

Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our directors or officers.

Meetings and Committees of the Board of Directors

Our bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed the following standing committees: an Audit Committee; a Compensation Committee; and a Corporate Governance Committee. Membership in the committees is indicated in the table above.

Audit Committee. The Audit Committee, which is established as a standing committee in accordance with Section 3(a)(58) of the Exchange Act, reviews our annual and quarterly financial statements and related SEC filings, significant accounting issues and the scope of the audit with our independent registered public accounting firm, and is available to discuss other audit-related matters with management, our internal audit department and our independent registered public accounting firm that may arise during the year. In addition, the Audit Committee assists the Board of Directors with oversight of the performance of our internal audit function. The Audit Committee has various other authorities and responsibilities as set forth in its formal written charter, the adequacy of which is reviewed annually. The charter is available on the Company’s website at www.ruralmetro.com. The Audit Committee also functions as the Company’s qualified legal compliance committee. The Audit Committee held twelve (12) meetings during the fiscal year ended June 30, 2007. The members of the Audit Committee are Robert E. Wilson (chair), Louis G. Jekel and Conrad A. Conrad. The Board of Directors has determined that each of Robert E. Wilson and Conrad A. Conrad qualify as an “audit committee financial expert” within the meaning of the SEC’s definition and that each of them is “independent,” as that term defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In connection with the settlement of the proposed proxy contest described in “Recent Developments” beginning on page 3 of this proxy statement, Eugene I. Davis will be appointed to the Audit Committee.

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for developing and making recommendations to the Board relating to compensation of the Company’s executives and directors. The Compensation Committee is also charged with overseeing and advising the Board on the adoption of policies that govern the Company’s compensation programs, including equity and benefit plans. The Compensation Committee also monitors employee relations issues, and oversees senior management structure. The members of the Compensation Committee are Mary Anne Carpenter (chair), Henry G. Walker and Conrad A. Conrad. Each of the current members of the Compensation Committee meets the definitions of (i) “independent” within the meaning of the listing standards of The Nasdaq Stock Market, (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In connection with the settlement of the proposed proxy contest described in “Recent Developments” beginning on page 3 of this proxy statement, Earl P. Holland will be appointed to the Compensation Committee.

The Board of Directors of the Company has adopted a charter which describes the responsibilities, functions and authority of the Compensation Committee. The charter is available on the Company’s website at www.ruralmetro.com. The Compensation Committee held seven (7) meetings during the fiscal year ended June 30, 2007.

Corporate Governance Committee. The Corporate Governance Committee reviews credentials of existing and prospective directors and recommends classes of directors for approval by the Board of Directors. See “Director Nominations” below. The Corporate Governance Committee also reviews the succession planning for key executive personnel. The Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to our Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Corporate Governance Committee adopted a charter in March 2004. The charter is available on the Company’s website at www.ruralmetro.com. The members of the Corporate Governance Committee are Henry G. Walker (chair), Louis G. Jekel, Mary Anne Carpenter and Robert E. Wilson. The members of the Corporate Governance Committee are independent, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In connection with the settlement of the proposed proxy contest described in “Recent Developments” beginning on page 3 of this proxy statement, either Eugene I. Davis or Earl P. Holland will be appointed to the Corporate Governance Committee. The Corporate Governance Committee held five (5) meetings during the fiscal year ended June 30, 2007.

Meetings of the Board of Directors. Our Board of Directors held a total of thirteen (13) meetings during the fiscal year ended June 30, 2007. All of the incumbent members of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, but encourage directors to attend. Three (3) members of the Board of Directors attended the 2006 annual meeting of stockholders.

Independence of Members of Our Board of Directors

The Board of Directors has determined that each of the following members of the Board is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards: Mary Anne Carpenter, Robert E. Wilson, Louis G. Jekel, Cor J. Clement, Sr., Henry G. Walker and Conrad A. Conrad. Accordingly, a majority of the Board of Directors, and each member of each of the committees appointed by our Board of Directors, is “independent” as defined by Rule 4200(a)(15). In making this determination, our Board of Directors solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving us, was involved in a debt relationship with us or received personal benefits outside the scope of such person’s normal compensation. Our Board of Directors considered the responses of our directors and determined that none of our directors had any such interest.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors upon recommendation by the Corporate Governance Committee, or by stockholders. The Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. Under these procedures, with respect to the annual meeting of stockholders following the fiscal year ending June 30, 2008, a notice setting forth information specified in the bylaws must be received by us at our principal executive offices (i) not less than 60 days prior to the annual meeting if such meeting is held on a day which is within 30 days preceding the anniversary of this year’s meeting (March 27, 2008); (ii) 90 days prior to the annual meeting if such meeting is held on or after the anniversary date of this year’s meeting (March 27, 2008); or (iii) if the 2008 annual meeting is held on a date preceding the anniversary of this year’s meeting by more than 30 days, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting. The deadline for submission of any director nominations by stockholders for the next annual meeting is set forth in the proxy statement for each annual meeting.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the name, age and business and residential address of the stockholder and nominee;

•	a representation that the stockholder is a stockholder of record on the date of the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of each nominee to serve as a director if so elected.

In the event of any stockholder recommendations for nomination, the Corporate Governance Committee would evaluate the person recommended in the same manner as other persons considered by the Committee. After reviewing the materials submitted by a stockholder, if the Corporate Governance Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Corporate Governance Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of such person at the next annual meeting. Stockholders may submit in writing recommendations for consideration by the Corporate Governance Committee to the attention of our Corporate Secretary at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ, 85258. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Corporate Governance Committee to consider, as well as all items required under the Company’s bylaws.

The Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates. In evaluating potential director nominees, the Corporate Governance Committee considers the following factors:

•	Personal characteristics: highest personal and professional ethics, integrity and values; an inquiring and independent mind; and practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, health care, government or technology.

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations.

•	Willingness to represent the best interests of all stakeholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its stakeholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

If the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have recently retained the services of a third party search firm to identify potential nominees. We may engage a third party to perform a background check to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Communications with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number: Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ 85258; (480) 606-3328 facsimile.

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.

Director Compensation and Other Information

Officers who serve on the Board of Directors receive no additional compensation for serving on the Board. Our current compensation schedule for our Board of Directors was adopted effective July 1, 2004. The compensation schedule was based upon significant upward trends in board compensation in connection with increased board and committee responsibilities, as well as the unavailability of equity compensation as described below. Each director receives an annual retainer of $70,000, which assumes four quarterly Board meetings (and related committee meetings). Directors also receive a $2,000 fee for each additional Board meeting or committee meeting attended, and a $1,000 fee for each additional Board meeting or committee meeting participated in telephonically. Our Chairman receives an additional annual retainer of $50,000, and our Vice-Chairman receives an additional annual retainer of $20,000. The chair of the Audit Committee receives an additional annual retainer of $15,000, and all other committee chairs receive an additional annual retainer of $10,000. Retainers and meeting fees are paid monthly in arrears. Reasonable expenses of the directors are reimbursed in accordance with our policies.

Prior to the expiration of our 1992 Stock Option Plan in November 2002, non-employee directors received stock option grants upon election and on an annual basis thereafter. No stock options have been granted to non-employee directors since the 2003 fiscal year, and no options are available for future issuance under our current option plans.

In February 2008, the Board (upon the recommendation of the Compensation Committee) approved a new compensation program for non-employee directors, which reduced the annual director retainer from $70,000 to $40,000; includes fees for attendance at all meetings (but not multiple fees for Board and committee meetings held during regular quarterly meetings); and provides for annual equity grants of RSUs in the amount of 6,500 shares (with a one-time grant of RSUs in the amount of 10,000 shares for new Board members), subject to vesting over a period of three years. The Board also implemented ownership and retention guidelines in order to encourage non-employee directors to acquire and retain ownership of a significant number of shares of the Company’s common stock. If the 2008 Stock Plan is approved, the initial grants of RSUs to non-employee directors will be made on April 1, 2008. The revised compensation program for non-employee directors is contingent upon approval of the 2008 Stock Plan. The ownership and retention guidelines are effective immediately and without reference to the 2008 Stock Plan. See “Proposal to Approve the 2008 Incentive Stock Plan”, below.

The following table sets forth the compensation paid to our non-employee directors for their service in fiscal 2007:

Director Compensation — Fiscal 2007

	Fees Earned or Paid in Cash ($)	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($)		Total ($)
Cor J. Clement, Sr.	130,000	—	—	—	—	8,800	(3)	138,800
Henry G. Walker	112,000	—	—	—	—	—		112,000
Louis G. Jekel	104,667	—	—	—	—	—		104,667
Mary Anne Carpenter	88,000	—	—	—	—	—		88,000
Robert E. Wilson	105,000	—	—	—	—	—		105,000
Conrad A. Conrad	94,000	—	—	—	—	—		94,000

(1)	No stock awards or stock options were granted in fiscal 2007.

(2)	The Company does not have: (a) any plan that provides for payment or other benefits at, following, or in connection with retirement; or (b) any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for any of the non-employee directors at this time.

(3)	Represents consulting fees paid during fiscal 2007.

The following table sets forth information regarding the non-employee directors’ outstanding stock option awards:

Outstanding Equity Awards at Fiscal Year-End — 2007

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Cor J. Clement, Sr.	5,000	—	11.813	11/19/2008
	10,000	—	6.438	11/18/2009
	5,000	—	2.000	12/13/2010
	5,000	—	0.440	12/18/2011
	5,000	—	2.240	10/7/2012
Henry G. Walker	10,000	—	29.000	9/12/2007
	2,500	—	34.500	11/20/2007
	2,500	—	11.813	11/19/2008
	7,500	—	6.438	11/18/2009
	2,500	—	2.00	12/13/2010
	2,500	—	0.440	12/18/2011
	5,000	—	2.240	10/7/2012
Louis G. Jekel	2,500	—	34.500	11/20/2007
	2,500	—	11.813	11/19/2008
	7,500	—	6.438	11/18/2009
	2,500	—	2.00	12/13/2010
	2,500	—	0.440	12/18/2011

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
	5,000	—	2.240	10/7/2012
Mary Anne Carpenter	10,000	—	34.000	1/5/2008
	2,500	—	11.813	11/19/2008
	7,500	—	6.438	11/18/2009
	2,500	—	2.00	12/13/2010
	2,500	—	0.440	12/18/2011
	5,000	—	2.240	10/7/2012
Robert E. Wilson	—	—	—	—
Conrad A. Conrad	—	—	—	—

Transactions with Related Persons

There were no related persons transactions in fiscal 2007. The term “related persons transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Policies and Procedures with Respect to Related Party Transactions

In accordance with its written charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions.

Report of the Audit Committee of the Board of Directors

The Audit Committee, which consists of Messrs. Wilson, Jekel and Conrad, adopted a revised charter on June 2, 2004, which was amended on June 6, 2007. The charter requires the Audit Committee to perform various functions. Each member of the Audit Committee is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has (i) reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm (“PwC”), the audited financial statements for June 30, 2007, (ii) reviewed and discussed with management and PwC management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting, (iii) discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380) and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and (iv) discussed with PwC its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for fiscal 2007 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm is in fact “independent.”

Audit Committee of the Board of Directors

Robert E. Wilson, Chairman

Louis G. Jekel

Conrad A. Conrad

The Audit Committee reviews and approves audit and permissible non-audit services performed by PwC, as well as the fees charged by PwC for such services. In its review of non-audit service fees and its appointment of PwC as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining PwC’s independence.

Audit Fees. The aggregate fees billed by PwC for professional services rendered in connection with the audit of our consolidated financial statements, review of our interim consolidated financial information, Sarbanes-Oxley Section 404 requirements, assistance with securities offerings, including the review of related documents, preparation of comfort letters and issuance of consents related to our fiscal years ended June 30, 2007 and 2006, respectively, totaled $2,547,358 for 2007 and $2,212,067 for 2006.

Audit-Related Fees. PwC did not perform any audit-related services for the Company in 2007 or 2006.

Tax Fees. The aggregate fees billed by PwC for professional services rendered in connection with tax planning and tax advice totaled $3,575 for 2007 and $875 for 2006.

All Other Fees. The aggregate fees billed by PwC for all other professional services rendered during 2007 and 2006 were $1,606 and $1,619, respectively. Such other fees in 2007 and 2006 related to the annual license fee for PwC’s accounting research reference service.

The policy of the Audit Committee is to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services prescribed in federal securities laws and regulations. During the last two fiscal years, all Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees have been pre-approved by the Audit Committee. The Audit Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the Audit Committee at its next scheduled meeting.

CODE OF ETHICS

Our website (www.shareholder.com/ruralmetro/downloads/Code_of_Business_Conduct.pdf) contains the Company’s Code of Ethics and Business Conduct (“Code of Ethics”), which is the Company’s code of business conduct and ethics for its directors and employees, including the Chief Executive Officer and Chief Financial Officer. Any amendment to the Code of Ethics will be posted on the Company’s website.

PROPOSAL TO AMEND THE COMPANY’S SECOND RESTATED CERTIFICATE OF

INCORPORATION TO ENABLE STOCKHOLDERS OR, FOR A SPECIFIED PERIOD,

ANY THREE DIRECTORS TO CALL SPECIAL MEETINGS

(Proposal 2)

The Company’s Second Restated Certificate of Incorporation currently permits special meetings of stockholders to be called only by the Chairman of the Board of Directors or pursuant to a resolution adopted by the Board of Directors.

The Board of Directors, in connection with its continuing review of corporate governance matters and pursuant to the terms of the settlement agreement described in “Recent Developments,” beginning on page 3 of this proxy statement, following careful consideration, has concluded that it is in the best interests of the Company’s stockholders to also permit special meetings of stockholders to be called by (i) the holders of thirty-five percent (35%) or more of the combined voting power of the issued and outstanding shares of our voting stock, upon written request to the secretary of the Company, and (ii) any three members of the Board of Directors upon written request to the secretary of the Company, during the period commencing on January 25, 2008 and ending on the first to occur of the day before the annual meeting of stockholders first following the end of the Company’s 2008 fiscal year or April 25, 2009. As currently permitted by the Company’s Second Restated Certificate of Incorporation, the Chairman of the Board of Directors or the Board of Directors, upon adoption of a resolution, will also be able to call special meetings of stockholders.

The affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of our outstanding common stock is required for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

This proposed amendment to the Company’s Second Restated Certificate of Incorporation is set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of stockholders as set forth above, a Certificate of Amendment to the Second Restated Certificate of Incorporation will be filed with the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S SECOND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL TO AMEND THE COMPANY’S SECOND RESTATED CERTIFICATE OF

INCORPORATION TO REQUIRE STOCKHOLDER APPROVAL FOR BYLAW AMENDMENTS

(Proposal 3)

The Company’s Second Restated Certificate of Incorporation currently permits the adoption of any alteration, amendment, repeal or rescission of a provision of the Company’s Third Amended and Restated Bylaws by either the Board of Directors or the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of our voting stock, voting together as a single class.

The Board of Directors, in connection with its continuing review of corporate governance matters and pursuant to the terms of the settlement agreement described in “Recent Developments,” beginning on page 3 of this proxy statement, following careful consideration, has concluded that it is in the best interests of the Company’s stockholders to require that any alteration, amendment, repeal or rescission of the Company’s Third Amended and Restated Bylaws be adopted by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of our voting stock, voting together as a single class. However, the Board of Directors would be permitted to make such a change to the Company’s Third Amended and Restated Bylaws with approval of the Company’s stockholder as described above or without such approval if such a change was required by applicable law or regulation or by any national securities exchange or automated securities quotation system on which any securities of the Company are traded, as determined by the Board of Directors in its reasonable judgment, or if such change, in the reasonable judgment of the Board of Directors, did not materially and adversely affect the stockholders of the Company.

The affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of our outstanding common stock is required for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

This proposed amendment to the Company’s Second Restate Certificate of Incorporation is set forth in Appendix B to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of stockholders as set forth above, a Certificate of Amendment to the Second Restated Certificate of Incorporation will be filed with the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S SECOND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL TO APPROVE THE 2008 INCENTIVE STOCK PLAN

(Proposal 4)

The fourth proposal to be considered and voted upon at the Annual Meeting is to approve the adoption of the Rural/Metro Corporation 2008 Incentive Stock Plan (the “2008 Stock Plan”). The 2008 Stock Plan is attached as Appendix C to this proxy statement.

If approved by our stockholders, the 2008 Stock Plan will become effective as of the date of approval. If our stockholders do not approve the 2008 Stock Plan on or before February 4, 2009, the 2008 Stock Plan will automatically terminate and will be of no force and effect to the same extent and with the same effect as though the 2008 Stock Plan had never been adopted.

Reasons for the Adoption of the 2008 Stock Plan

Both the Compensation Committee and the Board believe that our Company should have the capacity and flexibility to provide meaningful equity-based incentive awards to our current and new employees and directors in order to encourage them to join and to remain with our Company and to further motivate them to help increase stockholder value. In the past, our Company has granted stock options pursuant to equity plans in furtherance of these objectives.

Our 1992 Stock Option Plan expired in November 2002. Since then, our Company has not had a stockholder-approved plan from which we could grant stock options or other equity-based awards to our employees or directors.

In August 2000, the Board adopted the 2000 Stock Plan (“2000 Stock Plan”), which authorized awards covering an aggregate of 2,000,000 shares of common stock to employees (other than directors and officers, as defined in the 2000 Stock Plan) or persons who provide consulting or other services as independent contractors to our Company. The 2000 Stock Plan did not require approval by our stockholders and was not approved by the stockholders when it was adopted by the Board. In November 2007, the Compensation Committee determined that all future grants of equity-based compensation by our Company should be made only pursuant to stockholder-approved plans. Accordingly, in November 2007 the Compensation Committee amended the 2000 Stock Plan to provide that no future option grants will be made pursuant to that plan unless our stockholders approve an amendment to the plan to permit future option grants.

As discussed under “Compensation Discussion and Analysis,” below, in July 2007 the Compensation Committee engaged Watson Wyatt to provide certain consulting services to the Compensation Committee, including the analysis and proposal of a long-term incentive plan that would provide our Company with the ability to grant equity-based awards to our employees and directors. Watson Wyatt’s report highlighted recent trends in the types of stock-based compensation granted to employees and directors, as well as recent changes in accounting rules for publicly held companies that have resulted in publicly-held companies using a wider variety of stock-based compensation for employees and directors.

After considering Watson Wyatt’s recommendations, the Compensation Committee determined that it would be in our stockholders’ best interests for our Company to adopt a new stockholder-approved plan that will provide our Company with (a) a sufficient number of authorized shares to enable us to make equity-based awards to key employees and directors, and (b) the flexibility to issue a variety of stock-based compensation vehicles to our employees and directors that reflect the ever-evolving “best practices” with respect to stock-based compensation. The Compensation Committee believes that adopting the 2008 Stock Plan will provide a means through which our Company and its subsidiaries can achieve the goals the Compensation Committee has set for equity compensation, which are to (a) attract and retain highly qualified individuals to provide valuable services to our Company as employees or directors, (b) promote the interests of our Company by providing employees and directors with a proprietary interest in our Company, thereby strengthening their concern for the welfare of our Company and their desire to continue to provide their services to our Company, and (c) provide such persons with additional incentives and reward opportunities to enhance the profitable growth of our Company.

The Board reviewed the recommendations of Watson Wyatt and the Compensation Committee and unanimously approved the 2008 Stock Plan on February 4, 2008, subject to stockholder approval within 12 months. The 2008 Stock Plan includes a number of features that the Board believes are consistent with the interests of our Company’s stockholders and that reflect the current “best practices” with respect to equity-based compensation. These features include the following:

•

Limited Dilution to Existing Stockholders. An aggregate of 1,000,000 shares of our common stock will be authorized for issuance under the 2008 Stock Plan. This amount represents approximately 4.0% of the number of shares of our common stock that currently are outstanding. In addition, during any fiscal year of our Company we cannot grant awards representing more than 3% of our issued and outstanding shares of common stock as of the last day of the preceding fiscal year.

•

Performance-Based Requirement for Restricted Stock and RSUs. Awards consisting of shares of restricted stock or restricted stock units (“RSUs”) granted to employees must only be earned based on the attainment of one or more performance goals. Time-based restricted stock awards or RSUs are only permitted as Substitute Awards (as defined), in exchange for foregone cash compensation, or as awards to non-employee directors.

•

Minimum Vesting and Performance Periods on Awards. Options and stock appreciation rights (“SARs”) granted under the 2008 Stock Plan will be subject to a minimum vesting period of at least one year, and performance-based awards will be subject to a performance period of at least one year.

•

Double-Trigger Accelerated Vesting Provisions Upon Termination Following a Change in Control. In general, the vesting of a participant’s awards following a Change in Control (as defined) will be accelerated only if the participant’s employment is terminated without Cause (as defined) within one year of a Change in Control (as defined). This provision protects the participants’ interests in their awards while limiting situations in which a participant might voluntarily leave our Company following a Change in Control and trigger accelerated vesting of his or her awards.

•

No Repricings Without Stockholder Approval. This feature is described under the heading “Description of the 2008 Stock Plan – Administration and Related Matters – No Repricing Without Stockholder Approval,” below.

•

Exercise Prices Must Not Be Lower than Fair Market Value. The 2008 Stock Plan prohibits granting options or SARs with exercise prices lower than the fair market value of our common stock on the grant date, except in connection with Substitute Awards, as described below.

•

Consultants and Independent Contractors Will Not Be Eligible to Receive Awards. Only employees of our Company or its subsidiaries and non-employee directors of our Company will be eligible to receive awards under the 2008 Stock Plan. Excluding consultants and independent contractors from eligibility to receive awards will ensure that the persons who are most responsible for the success of our Company – our employees and non-employee directors – will be the only persons eligible to receive awards under the 2008 Stock Plan.

The Board unanimously recommends approval of the 2008 Stock Plan because it believes strongly in encouraging selected employees and directors to acquire a proprietary interest in the growth and performance of our Company, thus enhancing the value of our Company for the benefit of our stockholders.

Description of the 2008 Stock Plan

A summary of the most significant features of the 2008 Stock Plan is provided below. This summary is qualified in its entirety by the full text of the 2008 Stock Plan, which is attached as Appendix C to this proxy statement.

Administration and Related Matters

Administration. The 2008 Stock Plan will be administered by the Board or Compensation Committee (referred to in the 2008 Stock Plan as the “Committee”). The Committee generally will have the authority, in its discretion, to determine all matters relating to awards under the 2008 Stock Plan, including the selection of the individuals to be granted awards, the time or times of grant, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award. The Committee also will have full authority and discretion (a) to administer, interpret, and construe the 2008 Stock Plan and the terms of any award issued under it, (b) to establish, amend, and rescind any rules and regulations relating to the 2008 Stock Plan, (c) to determine, interpret, and construe the terms and provisions of any award agreement made pursuant to the 2008 Stock Plan, and (d) to make all other determinations that may be necessary or advisable for the administration of the 2008 Stock Plan and any awards made under the 2008 Stock Plan.

Adjustment of Awards upon the Occurrence of Certain Events. Upon the occurrence of any increase or decrease in the number of issued shares of common stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, the Committee (a) will have the authority, in its absolute discretion, to proportionately adjust the aggregate number and type of shares available for awards under the 2008 Stock Plan, and (b) shall proportionately adjust (i) the maximum number and type of shares or other securities that may be subject to awards to any individual under the 2008 Stock Plan, (ii) the number and type of shares or other securities covered by each outstanding award, and (iii) the exercise price per share (but not the total price) for awards outstanding under the 2008 Stock Plan, in each case in order to prevent the enlargement or dilution of rights of the participants under such awards.

No Repricing Without Stockholder Approval. Notwithstanding any other provision of the 2008 Stock Plan to the contrary, no award outstanding under the 2008 Stock Plan may be repriced without the approval of our stockholders. For purposes of the 2008 Stock Plan, “repricing” includes (a) amendments or adjustments to awards that reduce their exercise price, (b) situations in which new awards are issued to a participant in place of cancelled awards with a higher exercise price, and (c) any other amendment, adjustment, cancellation or replacement grant or other means of repricing an outstanding award, including a buyout for a payment of cash or cash equivalents.

Persons Eligible for Grants

The persons who will be eligible to receive awards under the 2008 Stock Plan will be (a) employees of our Company or its subsidiaries (including officers and directors who are employees of our Company), and (b) any non-employee directors of our Company (each an “Eligible Director”), as the Committee, in its absolute discretion, will select from time to time. Incentive stock options, however, may be granted only to employees. An employee who is also a director will be eligible to receive awards in his or her capacity as an employee but will not also be an Eligible Director while he or she is an employee.

Types of Awards; Limit on Number of Awards

The Committee has the authority to grant options, shares of restricted stock, RSUs, SARs, performance awards, dividend equivalents, cash awards, or other stock-based awards under the 2008 Stock Plan. Such awards may be granted either alone, in addition to, or in tandem with any other types of award granted under the 2008 Stock Plan. The characteristics of each of these awards are summarized below. The following limitations apply to the following types of awards (other than Substitute Awards) made under the 2008 Stock Plan:

•	The aggregate number of shares of common stock that may be covered by awards granted to any individual employee in any year shall not exceed either, or some combination of, the following:

•	300,000 shares in the case of options and SARs; or

•	150,000 shares in the case of restricted stock, RSUs, and performance awards denominated in shares of common stock.

•	The aggregate dollar value of awards that may be paid to any individual employee in any year shall not exceed either, or some combination of, the following:

•	$2,000,000 in the case of cash awards; or

•	$2,000,000 in the case of performance awards denominated in dollars.

•	The aggregate number of shares of common stock that may be covered by awards granted to any individual Eligible Director in any year shall not exceed either, or some combination of, the following:

•	12,000 shares in the case of options and SARs; or

•	7,500 shares in the case of restricted stock and RSUs.

Notwithstanding the foregoing limitations, awards granted to Eligible Directors in connection with their initial appointment to the Board may be in an amount up to 200% of the maximum number of shares specified above.

A participant may pay the exercise price of an award, if applicable, by using such means as the Committee may from time to time approve, whether in the agreement evidencing the award or otherwise.

Vesting of Awards

Except for options or SARs issued as Substitute Awards, each option or SAR will be subject to a minimum vesting period of not less than one year from the date of grant. Except as provided in the following sentence, awards other than options or SARs will be subject to a minimum vesting period of not less than three years from the date of grant, although such awards may vest ratably over the vesting period as determined by the Committee at the time of grant. Notwithstanding the foregoing, (i) awards consisting of shares of restricted stock or RSUs granted to employees will always be subject to performance-based vesting requirements and may or may not also be subject to time-based vesting, as determined by the Committee at the time of grant, (ii) performance awards will not be subject to time-based vesting (after the satisfaction of the relevant performance goal) unless the Committee determines otherwise on the grant date of such Awards, (iii) awards granted in lieu of or in exchange for cash compensation or other outstanding awards that are fully vested or otherwise earned by the participant will be subject to such vesting period, if any, as the Committee determines on the grant date of such new awards, (iv) awards consisting of RSUs granted to Eligible Directors in connection with an annual stockholders’ meeting shall vest on the dates of successive annual stockholders’ meetings rather than on the anniversaries of the Grant Dates of such Awards, and (v) vesting of awards may be subject to acceleration upon the termination of a participant’s service with our Company, as described below.

Shares Subject to the 2008 Stock Plan

A maximum of 1,000,000 shares of common stock may be issued pursuant to awards, including incentive stock options, that are granted under the 2008 Stock Plan (the “Share Limit”). Notwithstanding any other limitation in the 2008 Stock Plan, the aggregate number of shares for which awards, including options that are intended to be incentive stock options, may be granted during any fiscal year of our Company cannot exceed 3% of the number of issued and outstanding shares of common stock as of the last day of the immediately preceding fiscal year. The shares offered under the 2008 Stock Plan may be unissued shares or shares now held or subsequently acquired by our Company as treasury shares, as the Committee from time to time may determine.

Any shares of common stock that are subject to awards will be counted against the Share Limit as one share for every one share granted. Any shares subject to an award granted under the 2008 Stock Plan that are not delivered because the award expires unexercised or is forfeited, terminated, canceled, or exchanged for awards that do not involve common stock, or any shares of common stock that are not delivered because the award is settled in cash will immediately be added back to the Share Limit and will be available for future awards at the rate of one share for every one share granted.

The grant of a cash award under the 2008 Stock Plan and the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards will not reduce or be counted against the Share Limit. Substitute Awards (shares of common stock delivered under the 2008 Stock Plan upon the assumption, substitution, conversion, adjustment or replacement of outstanding awards under a plan or arrangement of an entity acquired by our Company in a merger or other acquisition) will not reduce or be counted against the Share Limit to the extent that the rules and regulations of any stock exchange or other trading market on which our common stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

Stock Options

The Committee may grant (a) options that are intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”), and/or (b) non-qualified stock options. The Committee will determine the exercise price of each option on the grant date, provided that the exercise price will not be less than 100% of the fair market value of our common stock on the grant date (110% of the fair market value if incentive stock options are granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of our Company or of any parent or subsidiary of our Company on the grant date).

The Committee will set the term of each option, provided that except as described under “Description of the 2008 Stock Plan – Treatment of Awards upon Termination of Service,” below, no option will be exercisable more than 10 years after the grant date (five years in the case of an incentive stock option granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of our Company or of any parent or subsidiary of our Company on the grant date).

Restricted Stock and Restricted Stock Units

The Committee may grant awards consisting of shares of restricted stock or denominated in RSUs in such amounts and for such consideration as the Committee may determine in its discretion. Such awards may be subject to (a) forfeiture of such shares or RSUs upon termination of the participant’s service with our Company during the applicable restriction period, (b) restrictions on transferability, (c) limitations on the right to vote such shares, (d) limitations on the right to receive dividends with respect to such shares, (e) attainment of certain performance goals, such as those described under “Description of the 2008 Stock Plan – Performance Awards,” below, and (f) such other conditions, limitations, and restrictions as determined by the Committee, in its discretion, and as set forth in the instrument evidencing the award.

Stock Appreciation Rights

The Committee may grant SARs pursuant to the 2008 Stock Plan, either in tandem with another award granted under the 2008 Stock Plan or independent of any other award grant. The Committee may establish a maximum appreciation value payable for SARs and such other terms and conditions for such SARs as the Committee may determine in its discretion. The exercise price of an SAR will not be less than the fair market value per share of common stock on the grant date of the SAR. The holder of an SAR granted in tandem with an option may elect to exercise either the option or the SAR, but not both. Except as described below under “Description of the 2008 Stock Plan – Treatment of Awards upon Termination of Service,” the maximum exercise period for an SAR will be 10 years.

The Committee, in its discretion, will determine at the time of grant of each SAR whether such SAR is a “Cash Settled SAR” or a “Stock Settled SAR.” When a participant exercises a vested Cash Settled SAR, our Company will pay to the participant an amount of cash equal to the difference between the fair market value of one share of our common stock on the exercise date over the exercise price of the SAR. When a participant exercises a vested Stock Settled SAR, our Company will deliver to the participant shares of our common stock having a fair market value as of the exercise date equal to the difference between the fair market value of one share of our common stock on the exercise date over the exercise price of the SAR. The agreement evidencing the SAR shall specify whether the SAR is a Cash Settled SAR, a Stock Settled SAR, or (in the sole discretion of the Committee) whether the participant to whom the SAR is granted will have the right to determine, at the time of exercise, whether the SAR will be settled in cash or shares of stock.

Performance Awards

Performance Period and Amount of Performance Award. With respect to each grant of a performance award, the Committee will establish a performance period over which the performance of our Company and/or of the applicable participant will be measured, provided that each performance period will be at least one year. In determining the amount of the performance award to be granted to a particular participant, the Committee may take into account such factors as the participant’s responsibility level and growth potential, the amount of other awards granted or received by such participant, and such other considerations as the Committee deems appropriate.

Non-Qualified Performance Awards. Non-qualified performance awards are not intended to qualify as qualified performance-based compensation under Code Section 162(m). These awards may be based on achievement of such goals and may be subject to such terms, conditions, and restrictions as determined by the Committee.

Qualified Performance Awards. Qualified performance awards are intended to qualify as qualified performance-based compensation under Code Section 162(m). These awards may be paid, vested or otherwise deliverable solely upon attainment of one or more pre-established, objective performance goals established by the Committee. Such performance goals will be based on any one or any combination of the following business criteria, as determined by the Committee:

•        total or net revenue;

•        revenue growth;

•        operating margin;

•        profit margin;

•        EBIT;

•        EBITDA;

•        operating income;

•        net operating income after tax;

•        pre-tax or after-tax income;

•        cash flow;

•        cash flow per share;

•        net earnings;

•        earnings per share;

•        profit growth;

•        return on equity;

•        return on invested capital;

•        return on capital employed;

•        return on assets;

•        economic value added (or an equivalent metric);

•        share price performance;

•        market capitalization;

•        debt-to-capital ratio;

•        other earnings criteria or profit-related return ratios;

•        successful acquisitions of other companies or assets;

•        successful dispositions of subsidiaries, divisions or departments of our Company or any of its subsidiaries;

•        successful financing efforts;

•        total stockholder return;

•        market share;

•        improvement in or attainment of expense levels;

•        cost reduction;

•        reductions in uncompensated care;

•        improvement in or attainment of working capital levels;

•        debt reduction;

•        customer service; or

•        customer satisfaction.

Such performance goals may be (a) stated in absolute terms or expressed in terms of dollar amounts, percentages, on a per-share basis, or on such other basis or in such other manner as determined by the Committee, (b) based on one or more business criteria that apply to the participant, one or more subsidiaries, business units or divisions of our Company, or our Company as a whole, (c) relative to other companies or specified indices, (d) achieved during a period of time, or (e) as otherwise determined by the Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a performance goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that the Committee states such exclusions at the time the performance goals are determined.

The Committee will establish, in writing, the applicable performance goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates and (b) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes.

Payment. Upon the expiration of the performance period relating to a performance award granted to a participant, the participant will be entitled to receive payment of an amount not exceeding the maximum value of the performance award, based on the achievement of the performance goals for such performance period, as determined by the Committee. The Committee may, in its discretion, pay a performance award under any one or more of the performance goals established by the Committee with respect to such performance award. The Committee will certify in writing prior to the payment of a performance award that the applicable performance goals and any other material terms of the grant have been satisfied. Payment of a performance award may be made in cash, shares of common stock, other awards, other property, or a combination thereof, as determined by the Committee.

Dividends and Dividend Equivalents

The Committee may grant, as a separate award or at the time of granting any other award granted under the 2008 Stock Plan (other than options or SARs), awards that entitle the participant to receive dividends or dividend equivalents with respect to all or a portion of the number of shares of common stock subject to such award. Dividends or dividend equivalents may accrue interest and the instrument evidencing the award will specify whether dividends or dividend equivalents will be (a) paid currently (b) paid at a later, specified date, (c) deferrable by the participant under and subject to the terms of one of our deferred compensation plans, (d) subject to the same vesting as the award to which the dividends or dividend equivalents relate, if applicable, and/or (e) deemed to have been reinvested in additional shares of common stock or otherwise reinvested. Where dividend equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of dividend equivalents into RSUs. RSUs arising from such a conversion of dividend equivalents at the election of the participant will not count against the Share Limit, but RSUs arising from a conversion of dividend equivalents that is required by the Committee will count against the Share Limit.

Cash Awards

The Committee, in its discretion, may grant cash awards in such amounts as it determines from time to time. A cash award may be granted (a) as a separate award, (b) in connection with the grant, issuance, vesting, exercise, or payment of another award under the 2008 Stock Plan or at any time thereafter, or (c) to enable the participant to pay federal income tax liabilities incurred in connection with the grant, issuance, vesting, exercise, or payment of another award under the 2008 Stock Plan. Cash awards will be subject to such terms, conditions, and limitations as the Committee may determine on the grant date. Cash awards that are intended to qualify as performance-based compensation under Code Section 162(m) will be subject to the same terms and conditions as in the case of qualified performance awards, as described above.

Other Stock-Based Awards

The Committee may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as the Committee deems to be consistent with the purposes of the 2008 Stock Plan. Such other awards may include, without limitation, (a) convertible or exchangeable debt or equity securities, (b) other rights convertible or exchangeable into shares of common stock, and (c) awards valued by reference to the value of shares of our common stock or the value of securities of or the performance of specified subsidiaries of our Company.

Transferability of Awards

No award may be assigned or transferred for value or in violation of any stock ownership or stock retention guidelines or policies adopted by our Company from time to time. Except as specifically allowed by the Committee, any incentive stock option granted under the 2008 Stock Plan will, during the participant’s lifetime, be exercisable only by such participant and may not be assigned or transferred by such participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Except as specifically allowed by the Committee, any non-qualified stock option and any other award granted under the 2008 Stock Plan may not be assigned or transferred by the participant other than (a) by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, or (b) to certain family members or for estate planning purposes.

Treatment of Awards Upon Termination of Service

The 2008 Stock Plan contains provisions regarding the vesting and post-termination exercisability of awards held by participants whose employment with or provision of services to our Company terminates. The following provisions apply unless otherwise determined by the Committee or provided in an individual award or in an employment or other written agreement with the Company:

(a)	Except as described under “Description of the 2008 Stock Plan - Change in Control,” below, if a participant’s service is terminated by the Company without Cause:

•

Stock options and SARs - Any outstanding stock options and SARs held by a participant will continue to vest for a period of 90 days after the participant’s termination date and, to the extent vested, all options and SARs held by the participant will remain exercisable for the longer of (i) 90 days after the participant’s termination date, or (ii) 30 days following the end of any blackout period to which the participant may be subject on the participant’s termination date (but not beyond the original expiration date of the options or SARs, if earlier);

•

Other awards subject to time-based vesting - Any other outstanding awards subject to time-based vesting will continue to vest for a period of 90 days after the participant’s termination date, after which the unvested portion of such awards will be forfeited; and

•

Awards subject to attainment of future performance goals - Any outstanding awards subject to attainment of future performance goals will be forfeited as of the commencement of business on the participant’s termination date.

(b)	If a participant’s service is terminated for Cause all outstanding awards will expire and be forfeited as of the commencement of business on the participant’s termination date.

(c)	If a participant’s service is terminated by reason of death or Disability (as defined):

•

Stock options and SARs - Any outstanding options and SARs held by a participant will become fully and immediately exercisable (to the extent unvested) and will remain exercisable until the earlier of (i) one year after the participant’s termination date, or (ii) the original expiration date of such options or SARs;

•	Other awards subject to time-based vesting - Any other outstanding awards subject to time-based vesting will become fully and immediately vested; and

•

Awards subject to attainment of future performance goals - Any outstanding awards subject to attainment of future performance goals will be treated as follows: (i) 50% will be deemed to be earned and the target performance goals for the relevant performance period(s) with respect to such awards will be deemed to have been attained; and (ii) all other such awards will immediately be forfeited as of the commencement of business on the date of such termination.

(d)	If a participant’s service is terminated by reason of Retirement (as defined):

•

Stock options and SARs - Any outstanding unvested options and SARs held by a participant will continue to vest and, to the extent vested, all options and SARs held by such participant will remain exercisable until the earlier of (i) one year after the date of such termination, or (ii) the original expiration date of such options or SARs;

•

Other awards subject to time-based vesting - Any other outstanding awards subject to time-based vesting will continue to vest for a period of one year after such termination, on which date the unvested portion of such awards will be forfeited; and

•

Awards subject to attainment of future performance goals - Any outstanding awards subject to attainment of future performance goals will be forfeited as of the commencement of business on the date of the participant’s termination of service.

(e)	If a participant’s service is terminated as a result of the participant’s Voluntary Termination (as defined):

•

Vested stock options and SARs - Any outstanding options and SARS held by a participant, to the extent they were vested and exercisable on the participant’s termination date, will remain exercisable until the expiration of the longer of (i) 90 days after termination, or (ii) 30 days following the end of any blackout period to which the participant may be subject on the participant’s termination date (but not beyond the original expiration date, if earlier), and

•	Unvested and/or unearned awards - Any outstanding unvested or unearned awards will be forfeited as of the commencement of business on the participant’s termination date.

Change in Control

The 2008 Stock Plan provides that, except as otherwise determined by the Committee, in the event of a Change in Control (as defined), the Acquiror must either assume our Company’s rights and obligations under all then-outstanding awards and/or substitute for all then-outstanding awards substantially equivalent awards for the Acquiror’s securities. In connection with a Change in Control, the following provisions will apply:

(a)	Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the award, or (iii) set forth in an employment or other written agreement with the Company, to the extent that the Acquiror either assumes our Company’s rights and obligations under outstanding awards when the Change in Control is consummated and/or substitutes for outstanding awards substantially equivalent awards for the Acquiror’s securities when the Change in Control is consummated, such assumed or substituted awards will remain in full force and effect and will continue to vest as though the Change in Control did not occur. In such a case, except as set forth in the agreement or other documents evidencing the award, or set forth in an employment or any other written agreement with our Company, if a participant’s service is terminated by the Acquiror for any reason other than Cause within one year after the occurrence of a Change in Control:

•

Stock options and SARs - Any unvested options and SARs held by a participant as of the participant’s termination date will become vested and fully and immediately exercisable and will remain exercisable until the expiration of the longer of (i) 90 days after the termination date, or (ii) 30 days following the end of any blackout period to which the participant may be subject on the termination date (but not beyond the original expiration date, if that occurs sooner);

•	Other awards subject to time-based vesting - Any other outstanding awards subject to time-based vesting will become fully and immediately vested; and

•

Awards subject to attainment of future performance goals - Any outstanding awards subject to attainment of future performance goals will be deemed to be earned, and the target performance goals for the relevant performance period(s) with respect to such performance awards will be deemed to have been attained.

(b)	Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the award, or (iii) set forth in an employment or any other written agreement with the Company, in the event the Acquiror does not assume some or all of the awards outstanding when the Change in Control is consummated and/or substitute substantially equivalent awards for the Acquiror’s securities for some or all of the awards outstanding when the Change of Control is consummated, the Committee may, in its discretion, provide that all or any of the unexercisable, unvested, and/or unearned portion of such awards will be immediately vested, exercisable, and/or deemed to be earned in full or in part immediately prior to consummation of the Change of Control. In such a case, however, the vesting, exercise, and/or deemed earning of awards will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Committee, any awards that are neither (i) assumed by or substituted for by the Acquiror in connection with the Change of Control nor (ii) vested, exercised, and/or deemed earned in connection with the consummation of the Change of Control will terminate and cease to be outstanding effective as of the consummation of the Change of Control.

Award Agreements

The 2008 Stock Plan provides that awards must be evidenced by agreements between our Company and the participant in such form and content as the Committee from time to time approves. Such individual agreements (i) may contain such provisions or conditions as the Committee deems necessary or appropriate to effectuate the sense and purpose of the 2008 Stock Plan and (ii) may be amended from time to time in accordance with the terms thereof. Such agreements also may include “claw-back provisions” that provide for the automatic forfeiture of vested or unvested awards and/or realized or unrealized gain, appreciation, profits, or value with respect to such awards if the participant breaches or violates any affirmative or restrictive covenant or provision in the award agreement or any other agreement between the participant and our Company or any parent or subsidiary of our Company. Such forfeiture provisions will be binding upon the participant as a condition to the grant of such awards.

Amendment and Termination of the 2008 Stock Plan

The Committee may amend, change, make additions to, or suspend or terminate the 2008 Stock Plan as it may, from time to time, deem necessary or appropriate and in the best interests of our Company. Without the consent of the affected participant, however, the Committee may not take any action that disqualifies any incentive stock option previously granted under the 2008 Stock Plan for treatment as an incentive stock option or that adversely affects or impairs the rights of any award outstanding under the 2008 Stock Plan. In addition, to the extent that stockholder approval of an amendment to the 2008 Stock Plan is required by applicable law or the requirements of any securities exchange or trading market on which our common stock is listed or traded, such amendment will not be effective prior to approval by our stockholders.

Effective Date and Term of 2008 Stock Plan

If our stockholders approve the 2008 Stock Plan at the Annual Meeting, the 2008 Stock Plan will be effective as of the date of the Annual Meeting (the “Effective Date”). Upon stockholder approval at the Annual Meeting, (a) the terms and conditions of the 2008 Stock Plan (as the 2008 Stock Plan may be subsequently amended) will control all awards granted under the 2008 Stock Plan on or after the Effective Date, and (b) the 2008 Stock Plan will remain in full force and effect through the tenth anniversary of the Effective Date, unless sooner terminated by the Committee. After the 2008 Stock Plan is terminated, no future awards may be granted under the 2008 Stock Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2008 Stock Plan’s terms and conditions.

If the 2008 Stock Plan is not approved by our stockholders at the Annual Meeting or at another meeting of stockholders held on or before February 4, 2009, the 2008 Stock Plan will be null and void as though the 2008 Stock Plan had never been adopted.

Federal Income Tax Consequences

The following is a brief summary of the material United States federal income tax consequences associated with awards granted under the 2008 Stock Plan. This summary is based upon existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death or the provisions of any state, local, or foreign income tax laws. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Non-Qualified Stock Options. No taxable income is recognized when a non-qualified stock option is granted to a participant with an exercise price equal to (or in excess of) the fair market value on the date of grant. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any taxable income recognized in connection with the exercise of a non-qualified stock option by an employee is subject to wage and employment tax withholding by our Company. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the participant exercises the option and then later sells or disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sales price and the exercise price generally will be taxable as long-term capital gain or loss. If either of these holding periods is not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of exercise, or (b) the sale price of the shares. Any gain or loss recognized on a premature disposition of shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares or cash received minus any amount paid. For restricted stock only, a participant may elect to be taxed at the time of grant.

Stock Appreciation Rights. Upon the exercise of an SAR, the participant will generally recognize ordinary income equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the SAR. Upon the sale of a share of common stock acquired upon exercise of a Stock Settled SAR, the participant will recognize long-term or short-term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.

Performance Awards. A participant will generally not recognize taxable income at the time performance awards are granted. The participant will recognize ordinary income for the year in which the performance award is earned.

Cash Awards. A participant generally will recognize taxable income upon the receipt of a cash award.

Other Stock-Based Awards. A participant generally will recognize taxable income upon receipt of the shares subject to the award or bonus (or, if later, on the date such shares are no longer subject to a substantial risk of forfeiture).

Withholding Taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state, and local income taxes and social security taxes, our Company may require the participant to pay the amount required to be withheld by our Company before delivering to the participant any shares or other payment to be received under the 2008 Stock Plan. We will have the right to deduct from any grant, issuance, vesting, exercise, or payment of an award under the 2008 Stock Plan an amount of cash or shares of common stock having a value sufficient to cover such withholding. The Committee, in its discretion, also may permit the participant to deliver to our Company shares of common stock owned by such participant and having an aggregate fair market value up to or equal to (but not in excess of) the amount of the withholding or other taxes due. We also may deduct the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Tax Effect for Our Company. Our Company generally will be entitled to a tax deduction in connection with an award under the 2008 Stock Plan in an amount equal to the ordinary income, if any, recognized by the participant and at the time the participant recognizes such income (for example, upon the exercise of a non-qualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of the next four most highly compensated executive officers. Under Code Section 162(m), unless various conditions are met that enable compensation to qualify as “performance-based”, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1.0 million. However, the 2008 Stock Plan has been designed to permit the Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Code Section 162(m), thereby permitting our Company to receive a federal income tax deduction in connection with such awards, even to the extent that they exceed $1.0 million. For purposes of Code Section 162(m), stockholder approval of the 2008 Stock Plan constitutes approval of the material terms of the performance goals set forth in the plan and will ensure that any performance awards paid or granted under the plan to employees subject to the Code Section 162(m) limits will be deductible by our Company to the maximum extent permitted under the federal tax laws.

Code Section 409A. The new rules imposed by Code Section 409A change the way certain types of deferred compensation are taxed. Certain awards under the 2008 Stock Plan may be considered “nonqualified deferred compensation” for purposes of Code Section 409A, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2008 Stock Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred or, if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income. Our Company intends that the 2008 Stock Plan and any awards granted under the plan will comply with the requirements of Code Section 409A. In that regard, the 2008 Stock Plan provides that to the extent an award is subject to Code Section 409A, the Section 409A Award will be intended to comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, the 2008 Stock Plan prohibits the Committee from making any changes or adjustments to a Section 409A Award that do not comply with the requirements of Code Section 409A without the express written consent of the participant. Also, if an award is not a Section 409A Award, the 2008 Stock Plan prohibits the Committee from taking any action that would cause the award to become a Section 409A Award without the express written consent of the participant. In the event that the 2008 Stock Plan is amended solely to conform with Code Section 409A, it will not be necessary to obtain further stockholder approval.

Anticipated Award Grants Under the 2008 Stock Plan and Related Matters

In addition to its recommendations to the Compensation Committee with respect to the terms of the 2008 Stock Plan, Watson Wyatt provided a number of other recommendations for consideration by the Compensation Committee. These recommendations included (a) the types of award grants that our Company should provide to employees and Eligible Directors under the 2008 Stock Plan, (b) the amount of compensation that we pay to our non-employee directors and the manner in which we pay such compensation, and (c) the adoption of stock ownership and retention guidelines for our non-employee directors. These and other matters are summarized below.

Initial Grants Under the 2008 Stock Plan

As of the date of this proxy statement, the Compensation Committee anticipates that it will only make grants of (a) performance-contingent RSUs and Stock Settled SARs to employees under the 2008 Stock Plan, and (b) RSUs to Eligible Directors under the 2008 Stock Plan. The Compensation Committee currently believes that performance-contingent RSUs and Stock Settled SARs provide shareholder alignment, promote pay for performance, and limit ongoing dilution to stockholders. Although it currently has no plans to grant other types of awards under the 2008 Stock Plan, the Compensation Committee may grant other types of awards in the future if it determines that it would be beneficial to our Company and its stockholders to do so. However, the Committee does not intend to grant stock options under the 2008 Stock Plan to three NEOs (Mr. Brucker, Ms. Ponczak and Mr. Krumperman) who are parties to individual change in control agreements that provide for single trigger vesting of stock options (but not other forms of equity awards) in the event of a change in control, absent a waiver of such provision. In addition, at the recommendation of Watson Wyatt, the Compensation Committee has determined that no grants of any awards will be made to the Company’s Chief Executive Officer, Jack Brucker, unless his employment agreement is amended to reduce current cash compensation in a manner consistent with industry comparables. Mr. Brucker’s cash compensation is set by his employment agreement, which was approved by the Compensation Committee in December 2004 after its analysis of a number of factors relevant at the time the employment agreement was entered into with Mr. Brucker. See “Compensation Discussion and Analysis.”

Proposed Changes to Non-Employee Director Compensation

Because our Company currently does not have a stockholder approved equity compensation plan, we currently do not grant any form of equity-based compensation to our non-employee directors. As a result, we currently pay an annual cash retainer of $70,000 to each of our non-employee directors, plus additional cash compensation for attendance at meetings (other than regular quarterly meetings) and serving as the Chair of the Board, the Vice-Chair of the Board, or as the Chair of Board committees. The position of Vice Chair (and associated cash compensation) is being eliminated effective prior to the Annual Meeting.

Watson Wyatt advised the Compensation Committee that equity grants are a common component of non-employee director compensation among other companies with which we compete. Based upon the information provided by Watson Wyatt, the Compensation Committee believes that introducing an equity-based component to our non-employee director compensation structure is appropriate and will further align our non-employee directors and stockholders’ interests. As a result, the Board of Directors (upon recommendation of the Compensation Committee) approved changes to the manner in which our Company compensates our non-employee directors, subject to stockholder approval of the 2008 Stock Plan. Upon stockholder approval of the 2008 Stock Plan, we will modify the following elements of our current compensation program for non-employee directors effective the first day of the first fiscal quarter following the date of the Annual Meeting as follows:

•	Annual cash retainer of $40,000;

•

Cash fee of $2,000 for each Board or committee meeting attended in person, and $1,000 for each Board or committee meeting attended by telephone, provided that only one cash fee will be paid in the event of multiple meetings held during the regular quarterly two-day Board and committee meetings.

•	Initial grant of 10,000 RSUs upon first election or appointment as a non-employee director; and

•

Annual grant of 6,500 RSUs following an annual meeting for each non-employee director (other than a non-employee director who is first elected or appointed to serve on the date of the annual meeting) who continues to serve on the Board immediately following such meeting.

Except as described below, the RSUs initially granted to non-employee directors will vest as follows: (i) 3,000 RSUs will vest one year from the date of grant, (ii) 3,000 RSUs will vest two years from the date of grant, and (iii) 4,000 RSUs will vest three years from the date of grant, provided in each case that the participant continues to serve as a non-employee director of our Company. The RSUs granted annually to non-employee directors, and the RSUs initially granted to non-employee directors whose initial service begins on the date of an annual meeting of stockholders, will vest as follows: (i) 2,000 RSUs (3,000 RSUs for new non-employee directors) will vest on the date of the first annual meeting of stockholders following the date of grant, (ii) 2,000 RSUs (3,000 RSUs for new non-employee directors) will vest on the date of the second annual meeting of stockholders following the date of grant, and (iii) 2,500 RSUs (4,000 RSUs for new non-employee directors) will vest on the date of the third annual meeting of stockholders following the date of grant, provided in each case that the participant continues to serve as a non-employee director of our Company until such annual meeting date. If the 2008 Stock Plan is approved, the initial grants of RSUs to non-employee directors will be made on April 1, 2008.

The Compensation Committee believes that including grants of RSUs as a portion of non-employee director compensation reflects the common practice of other companies with which we compete for qualified directors, is consistent with current “best practices” because it encourages ownership of our common stock by our non-employee directors, and will enable our Company to transition towards a more balanced mix of compensation for our non-employee directors.

As discussed in “Recent Developments” beginning on page 3 of this proxy statement, the Board service of Cor Clement, Sr. and Louis G. Jekel will end effective June 30, 2008 and the date of the 2008 Annual Meeting, respectively. Accordingly, Messrs. Clement and Jekel will continue under the existing Board compensation schedule for the balance of their service.

Stock Ownership and Retention Guidelines

In February 2008, the Board of Directors approved stock ownership and retention guidelines for our non-employee directors. The Board adopted these guidelines in order to encourage our non-employee directors to acquire and retain ownership of a significant number of shares of our common stock while they serve as our directors. Under the guidelines, during his or her service on the Board, each non-employee director is expected to achieve and maintain an ownership interest in our common stock either (a) having a value equal to three times his or her base annual cash retainer for service on the Board, or (b) equal to at least 30,000 shares of our common stock.

•

Non-employee directors are expected to achieve compliance with the guidelines within five years of the date on which the guidelines were adopted or, if later, five years from the date of the non-employee director’s initial election to the Board.

•

Within one year of the date the policy was adopted, non-employee directors are expected to own a minimum of 3,000 shares that are not subject to any vesting requirements (e.g., shares purchased on the open market or otherwise owned outright and free of restrictions).

For purposes of these guidelines, “ownership” includes 100% of the value or number of shares of the following:

•	Unvested restricted shares or RSUs granted under the non-employee director compensation program;

•	Shares of common stock acquired upon the vesting of RSUs or restricted stock, or upon the exercise of stock options; and

•	Shares acquired through open market purchases.

Unexercised stock options (whether or not vested) and shares related to awards transferred as permitted by the 2008 Stock Plan do not count towards the ownership guidelines. Ownership status for calculating compliance with the guidelines will be determined based on the average closing price of our common stock for the most recent twenty (20) trading days prior to the date of determination.

The Board will receive an annual update as of June 30 of each year showing each director’s progress towards achieving the guidelines. Directors who are not in compliance with the guidelines are not permitted to dispose of (or otherwise transfer) shares of our stock while serving on the Board. If a director sells stock, then the director will be required to certify whether or not he or she is in compliance with the guidelines as of the date of each sale.

The Compensation Committee intends to evaluate the adoption of stock ownership and retention guidelines for our executive officers after the Annual Meeting subject to stockholder approval of the 2008 Stock Plan. The Committee will take into account factors such as advice from Watson Wyatt, potential award levels under the 2008 Stock Plan, the substantial existing stock ownership acquired in the open market in recent years in the case of our Chief Executive Officer, and other considerations it deems relevant.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the adoption of the 2008 Stock Plan. Accordingly, abstentions will have the same effect as a vote against this proposal and broker non-votes will not be counted in determining the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO ADOPT THE 2008 INCENTIVE STOCK PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion addresses the fiscal 2007 compensation objectives and practices relating to the Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), three other executive officers who were the most highly compensated in fiscal 2007, and the former CFO due to the fact that he held such position during a portion of fiscal 2007. In this discussion, these individuals are referred to as the named executive officers (the “NEOs”). This discussion also addresses recent developments in our executive compensation program which have been, or will be, implemented in fiscal 2008.

Overview of Executive Compensation Program. The Company’s NEO compensation programs are based on the belief that the interests of the NEOs should be closely aligned with those of the stockholders of the Company. The NEO compensation programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation.

Objectives of Programs. The following objectives have been established to guide the development of the NEO compensation programs:

•	Provide competitive compensation to attract and retain superior executive talent for the long-term;

•	Motivate talented executives to achieve the Company’s near- and long-term goals;

•	Establish annual incentives for senior management that are tied directly to the overall financial performance of the Company;

•	Increase the relative amount of variable compensation as management responsibilities increase; and

•	To the extent available, further align the interests of the executive officers and stockholders through the use of equity and other long-term incentives.

Company Performance Rewarded. In general, the NEO compensation programs have been constructed so that an individual’s compensation is directly correlated with Company and individual performance. The NEO compensation programs emphasize performance-based annual incentives because the Compensation Committee believes that such programs should stress the importance of operational and financial performance of the Company. Decisions regarding compensation for the NEOs also include subjective determinations and considerations regarding each of the NEO’s individual contributions, perceived value to the Company and experience within the industry.

Executive Compensation Process. On an annual basis, the Compensation Committee evaluates and establishes the compensation of the NEOs. The Compensation Committee seeks input from the CEO, Jack E. Brucker, when discussing the performance of, and appropriate compensation levels for the NEOs. Under the terms of the Company’s Management Incentive Program (MIP), Mr. Brucker and the Company’s CFO, Kristine B. Ponczak, serve as staff to the Committee. From time to time upon the invitation of the Committee, Mr. Brucker and Ms. Ponczak attend meetings of the Compensation Committee. Upon the request of the Compensation Committee, Mr. Brucker and Ms. Ponczak provide compensation and other information to the Compensation Committee, including historical and prospective breakdowns of compensation components of each of the NEOs. Mr. Brucker and Ms. Ponczak also assist the Compensation Committee in the formulation of individual goals under the MIP. Neither Mr. Brucker nor Ms. Ponczak participates in deliberations relating to their own compensation.

In making its determinations, the Compensation Committee considers a number of important and relevant factors regarding the NEO compensation programs and individual compensation awards and payments. Such factors considered include, although none of the following factors are persuasive individually or in the aggregate:

•	Provisions of employment agreements;

•	Recommendations of the Company’s CEO, based on individual responsibilities and performance;

•	Historical compensation levels for each of the NEOs;

•	Company-wide performance;

•	Individual performance and potential;

•	Internal pay equity; and

•	Competitiveness of total compensation package.

The Compensation Committee approved the use of formal compensation tally sheets in connection with total compensation considerations regarding the NEOs to provide comprehensive individual information for each NEO relating to components of compensation earned or that may be awarded upon the occurrence of certain events, including termination or change of control. Information from these tally sheets will be considered by the Compensation Committee in making decisions related to such things as salary increases and non-cash compensation awards levels. Prior to the development of the tally sheet format, the Compensation Committee obtained and used substantially similar information in connection with making compensation decisions.

The Compensation Committee submits all compensation decisions regarding the NEO compensation programs and individual NEO compensation to the Board of Directors for consideration. The Board of Directors reviews, and where appropriate adopts or modifies, the recommendations of the Compensation Committee regarding the NEO compensation programs and individual NEO compensation.

CEO Compensation Process. The compensation process for the CEO is consistent with the program described above for the other NEOs of the Company. At the time the Company entered into its employment agreement with Mr. Brucker, the Compensation Committee, in addition to analyzing the factors described above, considered Mr. Brucker’s ability to secure employment outside the Company and the corresponding total compensation that he would likely realize. At that time (December 2004), the Compensation Committee also considered the following in setting the terms of Mr. Brucker’s employment:

•	Mr. Brucker’s development of a long-term strategy for the Company, and his progress in executing its strategic objectives;

•	Mr. Brucker’s leadership of the Company in achieving appropriate annual and longer-term goals;

•	Mr. Brucker’s role in management development and succession planning;

•	Mr. Brucker’s role as spokesperson for the Company; and

•	Mr. Brucker’s effective working relationship with the Board of Directors.

Based on the above review at the time the Company entered into an employment agreement with Mr. Brucker, his base salary was set at $1,200,000. The agreement sets forth the express intention of the parties that there would be no base salary increase during the remaining term of the agreement, except for cost of living adjustments. The agreement provides that Mr. Brucker will participate in the MIP, with potential awards for Mr. Brucker completely contingent upon the Company achieving objective performance targets. Mr. Brucker did not receive an award under the MIP for fiscal 2007.

Retention of Compensation Consultant. In July, 2007, the Compensation Committee retained Watson Wyatt Worldwide (“Watson Wyatt”) to provide independent compensation data, analysis and advice regarding NEO compensation. The Compensation Committee has the benefit of direct access to Watson Wyatt, and may request certain analyses or tasks be performed by the consultant. Watson Wyatt attends meetings of the Compensation Committee upon request of the Compensation Committee.

The Compensation Committee engaged Watson Wyatt to develop a long-term incentive plan in order to further align the interests of the NEOs and stockholders. The Compensation Committee has worked with Watson Wyatt in the finalization of an equity plan that will be considered and voted upon at the Annual Meeting. See “Proposal to Approve the 2008 Incentive Stock Plan” below. As part of the Compensation Committee’s work on developing a long-term incentive plan, the Compensation Committee also engaged Watson Wyatt to review and update the Company’s executive compensation pay philosophy, including developing a peer group and conducting a market analysis of total compensation. This information will be utilized by the Compensation Committee in connection with the awards granted under the 2008 Stock Plan if approved by the stockholders, as well as the base salary and annual incentives for each of the NEOs in future fiscal years. See “Long-Term Incentives — Equity Plans” and “Recent Developments in our Executive Compensation Program”, below.

Elements of Compensation Program. This section describes the various elements of the NEO compensation programs for fiscal 2007. The Compensation Committee believes that an allocation of each NEO’s compensation among the following elements promotes the objectives discussed above.

Base Salary

Base salaries are the foundation for compensation of all the NEOs. The Compensation Committee believes that it is appropriate for a meaningful portion of the NEO’s compensation to be provided in a fixed amount of cash in order to provide some level of stable income to the NEOs. Base salary also provides the ability to establish pay guidelines that are expressed as a percentage of salary. As the base salary changes, there is a proportional change in the applicable NEO’s MIP. The base salary for each of the NEOs is established at a level that the Compensation Committee believes is sufficient to attract and retain such NEOs for the long-term financial success of the Company. The Compensation Committee believes that such levels are sufficient through a review of the competitiveness of the total compensation package for each NEO, identifiable alternative employment for each NEO and internal pay equity.

Salaries of the NEOs are reviewed by the Compensation Committee on an annual basis in December. In addition, base salary level is reviewed at the time of a promotion or other change in responsibilities. Pursuant to the employment agreements for each NEO, reduction of the NEO’s base salary is not permitted in an amount exceeding 10% unless such reduction is part of a company-wide reduction affecting similarly situated executives. The employment agreement for the CEO expresses the parties’ intent that there will be no increase in the stated base salary of the CEO during its term other than cost of living increases.

As discussed above under the heading “Retention of Compensation Consultant,” the Compensation Committee engaged Watson Wyatt to provide updated peer group information to assist the committee in setting base salaries. The Compensation Committee did not obtain formal salary survey or similar information in setting base salaries for 2007, instead basing its decisions on factors such as negotiated contractual provisions, internal pay equity considerations, and certain publicly-available information regarding companies in the Phoenix, Arizona metropolitan area.

Short-Term Incentives — Management Incentive Plan

The performance-based MIP is an annual cash incentive plan for key executives and employees of the Company. NEOs are eligible to earn annual cash awards under the MIP, expressed as a percentage of base salary. The MIP is designed to reward NEOs for Company and individual performance with an annual award which, when added to base salary, produces total cash compensation for the NEOs in an amount consistent with Company objectives. At the beginning of each fiscal year, performance goals are created between the Company and the participant that document the participant’s accountabilities and define levels of performance on those accountabilities.

For fiscal 2007, award opportunities varied from:

•	50% to 125% of the participant’s base salary at the CEO level;

•	31% to 75% of the participant’s base salary at the senior or executive vice president level; and

•	25% to 75% of the participant’s base salary at the group president and corporate vice president level.

None of the NEOs received a payout under the 2007 MIP. See “Compensation of Named Executive Officers - Grants of Plan-Based Awards (Fiscal 2007)” below.

For the CEO, as set forth in his employment agreement, 100% of the potential award is based upon achievement of budgeted consolidated net income from continuing operations. For other NEOs, 70% of the participant’s award is based upon achievement of budgeted consolidated net income from continuing operations, with the remaining 30% based upon achievement of personal goals tailored to the responsibilities of the participant’s position. The Compensation Committee believes that it is appropriate for 100% of the CEO’s potential award to be based upon the quantitative financial goal because of the nature of the CEO’s company-wide responsibilities in comparison to the more specific responsibilities of the other NEOs.

On June 7, 2007, the Board of Directors adopted an amended and restated MIP effective commencing fiscal 2008. The primary substantive change to the MIP was to delete language that provided for payment of a reduced MIP award upon achievement of 90% of quantitative financial goals. The amended and restated MIP provides that no MIP award will be payable unless 100% of the quantitative goal has been met. Potential MIP awards are adjusted ratably for achievement between 100% (formerly 90%) and 150% of the applicable budgeted target. No award is payable for performance below 100% (formerly 90%) of the applicable budgeted target, and awards are capped at achievement of 150% of the applicable budgeted target. Commencing with fiscal 2008, award opportunities vary from 80% to 125% of the participant’s base salary at the CEO level; 50% to 75% of the participant’s base salary at the senior or executive vice president level; and 45% to 67.5% of the participant’s base salary at the group president and corporate vice president level.

The amended and restated MIP for fiscal 2008 also clarifies that no MIP award shall be paid to corporate executives or regional group presidents for achievement of personal goals unless the corporate or regional financial goal is achieved. The amended and restated MIP also provides that participants’ personal goals will be measured on a fiscal year basis (rather than a calendar year basis as previously provided). This revision brings the measurement period for personal goals into alignment with the measurement period for quantitative financial goals. Awards, if any, will be paid after audited results are available but no later than October 31.

The Compensation Committee structured incentive payments under the MIP so that our Company would provide meaningful rewards to executive officers for superior performance, make smaller payments if our Company achieved financial performance levels that exceed the threshold level of required performance but did not satisfy the target levels, and not make incentive payments if our Company did not achieve the threshold minimum corporate financial performance levels established at the beginning of the fiscal year. The Compensation Committee has discretionary authority under the MIP to recommend an incentive award greater or less than the potential bonus as calculated under the MIP, but did not exercise its discretion in fiscal 2007.

The Compensation Committee believes that budgeted consolidated net income from continuing operations is the preferred target for our Company because it reflects the ongoing performance expectations developed by the Board of Directors and management for the Company. The annual budget is initially developed by management, and is finalized based upon interaction between the Board and management, with the Board holding final authority. Historically, the budgeted consolidated net income from continuing operations targets established by the Compensation Committee have been met by management, and the NEOs have earned awards under the MIP. The NEOs did not receive any award under the MIP for performance in fiscal 2007 as the Company did not achieve the threshold minimum corporate financial performance levels established for the fiscal year. The NEOs did receive payment during fiscal 2007 on awards that were earned under the MIP for fiscal 2006. Currently, based on historical achievements, the Company believes that it is more likely than not that the NEOs will earn an award under the 2008 MIP; however, as the NEOs did not receive any award relating to fiscal 2007, any expectation regarding a payout at this time is not certain.

Long-Term Incentives — Equity Plans

In the past, the Compensation Committee has granted stock options pursuant to equity plans in furtherance of the stated objective to align the interests of the Company’s executive officers with the stockholders of the Company. Due to the expiration of the 1992 Stock Option Plan, the only option plan in which NEOs were eligible to participate, in November 2002, there were no grants of stock options to the NEOs during fiscal 2007. For a summary of the option holdings of the NEOs as of June 30, 2007, please see “Executive Compensation — Option Holdings” below.

As discussed above, the Compensation Committee engaged Watson Wyatt to provide certain consulting services to the Compensation Committee, including the analysis and proposal of a long-term incentive plan that would provide the Company the ability to grant equity awards to the NEOs. As a result of Watson Wyatt’s recommendations, the Compensation Committee and the Board adopted, in February 2008, the 2008 Incentive Stock Plan (“2008 Stock Plan”), subject to stockholder approval at the Annual Meeting. See below, under the heading “Recent Developments in our Executive Compensation Program”, and also “Proposal to Approve the 2008 Stock Plan”, above. If approved by our stockholders, the 2008 Stock Plan would authorize awards of stock options, restricted stock, restricted stock units (RSUs), stock appreciation rights (SARs), and other equity-based awards. Also as a result of Watson Wyatt’s recommendations, the Compensation Committee would initially utilize performance-contingent RSUs and stock-settled SARs (in the case of executives), with the award opportunities to be granted in accordance with the Compensation Committee’s assessment, for the relevant year, of the appropriate balance between cash and equity compensation. See “Proposal to Approve the 2008 Incentive Stock Plan”, above. In making such assessment, the Compensation Committee will consider various factors, including the relative merits of cash and equity as a device for retaining and incentivizing NEOs and the recommendations of the Compensation Committee’s independent compensation consultant. In addition, the Compensation Committee will consider Company and individual performance, comparative compensation for the NEOs and the value of already outstanding awards. The Compensation Committee believes that a mix of equity and cash compensation aligns the interests of management and stockholders by focusing employees and management on increasing stockholder value. The use of any equity compensation as discussed herein is subject to stockholder approval of a long-term incentive plan.

Personal Benefits and Perquisites

With limited exceptions, the Compensation Committee disfavors awarding personal benefits and perquisites to the NEOs that are not available to all employees. The NEOs have the opportunity to participate in a number of health and welfare benefits programs that are generally available to all eligible employees, including group medical and dental insurance plans. The Company does not have a pension plan or deferred compensation plan applicable to the NEOs. The Company does have a tax-qualified 401(k) plan that allows employees, including the NEOs, to contribute a portion of their cash compensation on a pre-tax basis.

The Company provides the NEOs with life insurance, and short- and long-term disability benefits at an enhanced level compared to what is provided for other employees, as well as physical evaluations. Additionally, the NEOs are provided director/officer liability insurance coverage and are parties to indemnity agreements with the Company. See the Summary Compensation Table for details regarding the perquisites provided in fiscal 2007.

Change in Control Agreements

The Compensation Committee believes that the Company’s use of change in control agreements should be limited to the positions of CEO and CFO. The Compensation Committee has selected those positions because of the importance of such positions to the Company and the vulnerability typically associated with such positions in a change in control environment. Accordingly the Company is a party to only three change in control agreements (with the CEO, the CFO and one legacy agreement with an NEO). The agreements provide certain benefits to the NEOs if each of two triggering events occur: (i) a change in control, and (ii) the termination of the NEO’s employment by the Company without cause (or by the executive for good reason) within 24 months after the change in control. See “Potential Payment Upon Termination or Change in Control” described below.

The Compensation Committee believes that these change in control arrangements are an important part of overall compensation for the NEOs because they assist the Company in maximizing stockholder value by allowing such persons to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders, notwithstanding any concern they might have regarding their own continued employment prior to or following a change in control.

Employment Agreements

In addition, the Company has entered into employment agreements with certain members of its senior management, including each of the NEOs. Each of these agreements provides for certain payments and other benefits if the NEO’s employment terminates under certain circumstances. During the term of the severance payments, these agreements prohibit the NEO from disclosing the Company’s confidential information and from engaging in certain competitive activities or soliciting the Company’s employees, customers, potential customers, or acquisition prospects. See “Executive Compensation — Employment Agreements” for further discussion.

A NEO will forfeit the NEO’s right to receive post-termination compensation if the NEO breaches these or other restrictive covenants in their employment agreement. The Compensation Committee believes that these severance arrangements are important as a recruitment and retention device, and that the arrangements support important post-employment restrictions.

The Effects of Regulatory Requirements on NEO Compensation

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the CEO or to any of the most highly compensated executive officers of a public company that are deemed to be a covered person pursuant to IRS Notice 2007-49 will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the exceptions set forth in Section 162(m). Based upon compensation levels in fiscal 2007 and fiscal 2008, Section 162(m) is only applicable to the Company’s CEO. The Compensation Committee attempts to structure the NEO compensation programs such that compensation paid will be tax deductible by the Company whenever that is consistent with the Company’s compensation philosophy. The deductibility of some types of compensation payments, however, can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of, and changes in, applicable tax laws and regulations, as well as other factors beyond the Company’s control, also can affect deductibility of compensation.

The Compensation Committee’s primary objective in designing and administering the NEO compensation programs is to support and encourage the achievement of the objectives stated above, including the enhancement of long-term stockholder value. For these and other reasons, the Compensation Committee has determined that it will not seek to limit executive compensation to the amount that will be fully deductible under Section 162(m) in all cases. The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, as determined by the Compensation Committee to be consistent with the Company’s compensation programs and philosophy, and in the best interests of the Company and its stockholders.

Of the compensation paid to each of the NEOs in 2007, $236,004 was not deductible by the Company under Section 162(m). The Company currently has net operating losses available to offset any such excess for tax purposes, though there can be no certainty that these net operating losses can be fully utilized to offset all future nondeductible payments.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, which added Section 409A of the Internal Revenue Code. Section 409A changed the tax rules applicable to nonqualified deferred compensation arrangements. If an executive is entitled to nonqualified deferred compensation that is subject to Section 409A, and such arrangement does not comply with Section 409A, the executive will be taxed on the benefits when they vest (even if not distributed), and will be subject to an additional 20% federal income tax and interest. While the final Treasury Regulations on Section 409A have not yet become effective, the Company believes it operates and administers its NEO compensation arrangements in accordance with a reasonable good faith interpretation of the statutory provisions, which were effective January 1, 2005.

Excess Parachute Payments. Sections 280G and 4999 of the Internal Revenue Code limit the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from the Company in connection with a change in control. The Compensation Committee generally seeks to avoid the adverse tax liabilities imposed by Sections 280G and 4999. The

Compensation Committee considers tax issues and other competitive factors when it structures post-termination compensation payable to the NEOs. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting for Stock-Based Compensation. Various rules under generally accepted accounting practices determine the manner in which the Company accounts for grants of equity-based compensation to its employees in the Company’s financial statements. In connection with awards under any long-term equity plan, the Compensation Committee will take into consideration the accounting treatment of alternative grant proposals under SFAS 123(R) when determining the form and timing of equity compensation grants to employees, including the NEOs. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation.

Recent Developments in our Executive Compensation Program

In December 2007, the Compensation Committee received a report from the Compensation Committee’s independent compensation consultant, Watson Wyatt, regarding the Company’s executive compensation pay philosophy, a publicly-held peer group for market comparisons, executive and non-employee director compensation arrangements, and a long-term incentive plan that supports the Company’s strategic priorities. As part of its analysis, Watson Wyatt interviewed members of the Compensation Committee, the CEO, the CFO, and other key executives, and analyzed comparative market compensation data.

At its December 2007 meeting the Compensation Committee utilized formal individual tally sheets, for the first time, in considering and setting NEO base salaries to be effective in January 2008.

As a result of Watson’s Wyatt’s report, the Compensation Committee established new objectives to guide the development of the Company’s executive compensation programs, as follows:

•

Attract, retain and motivate high-performing leaders possessing a collaborative ethical spirit who are capable of advancing the Company’s mission and strategy within an industry characterized by growth, competitiveness and regulatory challenges;

•	Reward senior management in a manner aligned with the Company’s financial performance against challenging goals;

•	Align management’s interests with shareholders’ long-term interests through equity participation and ownership, and retain line of sight to business results that are under an individual’s control;

•	Design programs that are simple to understand for participants and shareholders, while keeping them flexible to recognize the business needs of today and tomorrow;

•	Evaluate rewards decisions for each element of compensation in the context of the impact on total pay; and

•

Recognize that market data should be used as a reference. The Compensation Committee believes that pay decisions should not be made exclusively based on benchmarking to publicly-traded peers, since there are very few, if any, publicly traded companies with comparable businesses, because of the Company’s market capitalization relative to its sales, and because of the significant risks inherent in the Company’s operations.

The Compensation Committee determined that it would be appropriate to generally target the 50th percentile of the Company’s talent market, with target total cash compensation and target long-term incentive compensation at the 50th percentile of that market. The Compensation Committee also determined that actual total direct compensation should vary based on the performance of the Company and the individual, e.g., total direct compensation could be at the 75th percentile or above for superior performance and at the 25th percentile or below for poor performance.

To assist in making this comparison, in December 2007, the Board (on the recommendation of the Compensation Committee) approved the following compensation peers (“Peer Group”) for purposes of developing comparisons for use along with other factors in determining future compensation opportunities:

Gentive Health Services
AMN Healthcare Services
Rehabcare Group
Cross Country Healthcare
Knight Transportation
Amedisys Inc.
Hanger Orthopedic
Healthways
American Service Group
Amsurg
Emeritus
Odyssey Healthcare
American Homepatient
Providence Service
Vistacare

In selecting companies for this peer group, the Compensation Committee considered a number of factors, including sales volume, the number and characteristics of employees, the extent to which a company’s business involves health care services, geographic location of operations, and market capitalization and enterprise value.

The Compensation Committee determined that, except in the case of our CEO, executives’ base salaries and target total cash compensation are within a competitive range when compared with the Peer Group. Target total direct compensation is generally below the market median due to a lack of long-term incentive awards. Target total compensation for the CEO approximates the 75th percentile when measured against the Peer Group, as a result of the terms of his employment agreement dated January 1, 2005. In view of the Company’s executive compensation pay philosophy and current compensation structure for our CEO, the Compensation Committee agreed with Watson Wyatt’s recommendation not to grant any long term incentive compensation to the CEO unless his employment agreement is amended to reduce current cash compensation in a manner consistent with industry comparables. For other NEOs, to account for the difference in market capitalization relative to the Company’s market peers, the Compensation Committee will consider long-term incentive opportunities that are positioned competitively as a percentage of the shares of the Company’s common stock outstanding (as compared to based on the estimated present value of the awards on the date of grant)

The Compensation Committee approved a proposed long-term incentive framework that is intended to be primarily performance-based, with a balanced focus on improving profitability and creating long-term shareholder returns. Specifically, the Compensation Committee has determined that if the 2008 Stock Plan is approved by the Company’s stockholders, initial long-term incentives consisting of performance-contingent restricted stock units (“RSUs”) and stock-settled stock appreciation rights (“SARs”) would be granted to executives other than the CEO. See “Proposal to Approve the 2008 Incentive Stock Plan” above.

The Compensation Committee took the actions described in this discussion in order to enhance and improve the effectiveness of our Company’s executive compensation policies for fiscal 2008 and in the future.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors oversees our compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement prepared in connection with the Company’s 2007 Annual Meeting of Stockholders.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Annual Report on Form 10-K in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Members of the Compensation Committee

Mary Anne Carpenter, Chair
Henry G. Walker
Conrad A. Conrad

Compensation of Named Executive Officers

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers during fiscal 2007, and the former chief financial officer due to the fact that he held such position during a portion of fiscal 2007.

Summary Compensation Table

Name and Principal Position at Year-end	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($) (3)		Total ($)
Jack E. Brucker Chief Executive Officer and President	2007	1,236,004	—	—	—	—	—	10,751	(4)	1,246,755
Kristine B. Ponczak Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2007	272,692	—	—	—	—	—	10,306	(5)	282,998
Kurt M. Krumperman Senior Vice President of Federal Affairs and Strategic Initiatives	2007	244,708	—	—	—	—	—	22,454	(6)	267,162
Gregory A. Barber Corporate Vice President	2007	218,225	—	—	—	—	—	—		218,225
Michael S. Zarriello, Senior Vice President, Chief Financial Officer and Secretary (7)	2007	227,788	—	—	—	—	—	294,837	(8)	522,625
Barry D. Landon (9) Senior Vice President	2007	309,000	—	—	—	—	—	14,777	(10)	323,777

(1)	Under the terms of the Company’s non-equity incentive compensation plan, due to the Company not achieving the threshold minimum financial performance levels established for fiscal 2007, the NEOs did not earn or receive any payout in connection with fiscal 2007 performance. However, during fiscal 2007, the NEOs did receive payment for awards under the MIP relating to fiscal 2006 achievements as follows: Mr. Brucker, $1,545,000; Ms. Ponczak, $200,000, Mr. Krumperman, $179,563, Mr. Barber, $96,750; Mr. Zarriello, $334,228; and Mr. Landon, $194,296.

(2)	The Company does not have: (a) any plan that provides for payment or other benefits at, following, or in connection with retirement; or (b) any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for any of the NEOs at this time.

(3)	Unless otherwise noted, all other compensation did not exceed $10,000 in value.

(4)	Includes Company match under 401(k) plan of $4,200 and a Company sponsored executive medical assessment in the amount of $6,551.

(5)	Includes Company match under 401(k) plan of $3,575, life and disability insurance premium paid for by the Company in the amount of $2,905 and a Company sponsored executive medical assessment in the amount of $3,826.

(6)	Includes Company match under 401(k) plan of $4,200, life and disability insurance premium paid for by the Company in the amount of $8,458, a Company sponsored executive medical assessment in the amount of $2,821 and the use of a Company car for personal use valued at $6,975.

(7)	Effective December 1, 2006, the Company terminated the employment of Mr. Zarriello.

(8)	Represents $287,211 relating to severance obligations paid to Mr. Zarriello, life and disability insurance premium paid by the Company in the amount of $5,112 and a Company sponsored executive medical assessment in the amount of $2,514.

(9)	Effective August 10, 2007, the Company terminated the employment of Mr. Landon.

(10)	Includes life and disability insurance premium paid for by the Company in the amount of $12,827 and the use of a Company car for personal use valued at $1,950.

Grants of Plan-Based Awards (Fiscal 2007)

The following table summarizes the potential awards that could have been granted under the 2007 MIP to each of the NEOs. However, none of the NEOs received a payout under the 2007 MIP.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name		Threshold ($) (2)	Target ($)	Maximum ($)
Jack E. Brucker	December 8, 2006	– 0 –	1,236,004	1,545,005
Kristine B. Ponczak	December 8, 2006	– 0 –	150,000	225,000
Kurt M. Krumperman	December 8, 2006	– 0 –	125,000	187,500
Gregory A. Barber	December 8, 2006	– 0 –	99,653	149,479
Michael S. Zarriello (3)	N/A	N/A	N/A	N/A
Barry D. Landon (4)	December 8, 2006	– 0 –	154,500	231,750

(1)	Represents threshold, target and maximum possible payouts for fiscal 2007 under the Company’s only non-equity incentive plan, which is the MIP.

(2)	Pursuant to the terms of the 2007 MIP, no award is payable unless 100% of the quantitative goal has been met. See the discussion under “Compensation Discussion and Analysis — Elements of Compensation Program — Short-Term Incentives — Management Incentive Plan.”

(3)	Effective December 1, 2006, the Company terminated the employment of Mr. Zarriello.

(4)	Effective August 10, 2007, the Company terminated the employment of Mr. Landon. Had the NEOs received payouts under the 2007 MIP, Mr. Landon would not have been eligible to receive any payout due to his termination.

With respect to the figures noted above in the table, the potential payouts under the 2007 MIP were based upon budgeted consolidated net income from continuing operations. See the discussion under “Compensation Discussion and Analysis — Elements of Compensation Program — Short-Term Incentives — Management Incentive Plan.” None of the NEOs received any awards under the 2007 MIP.

Option Grants

There were no options granted to the executive officers set forth in the Summary Compensation Table in the 2007 fiscal year.

Employment Agreements

Jack E. Brucker: We are a party to an employment agreement with Jack E. Brucker, our President and Chief Executive Officer. The agreement extends through December 31, 2011, and we hold the right to extend its term for up to two additional one-year periods. Under the agreement, Mr. Brucker receives a base salary of $1.2 million per year (subject to an annual cost of living adjustment), and the agreement further expresses the mutual intent of the parties that there will be no other base salary increases during its term. Mr. Brucker is eligible to participate in the MIP, with the potential to earn a cash bonus ranging from 80% to 125% of base salary, subject to achievement of net income from operational targets. The minimum bonus is earned upon achievement of 100% of budgeted net income from operations, and the potential bonus increases ratably for achievement of up to 150% of budgeted net income from operations.

In January 2004, Mr. Brucker received a retention bonus in the amount of $1,473,834 (which included an estimated amount to pay tax liabilities incurred by Mr. Brucker in connection with such bonus). Mr. Brucker is obligated to repay the full bonus should the Company terminate his employment agreement with cause or should he join any other nationally recognized ambulance company prior to December 31, 2010. If Mr. Brucker terminates his employment without good reason, Mr. Brucker is obligated to repay a portion of the retention bonus based upon the number of years served under the agreement. If the Company terminates Mr. Brucker’s employment without cause or by reason of disability, or should Mr. Brucker terminate his employment agreement with good reason, no repayment is required. Mr. Brucker’s employment agreement provides that should the Company terminate his employment agreement without cause or should he terminate his employment agreement for good reason, he will receive his base salary and continued medical benefits for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007, and the effective date of termination of employment.

Under the employment agreement, Mr. Brucker has agreed not to compete against the Company after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits.

Mr. Brucker’s employment agreement was amended effective February 8, 2008 primarily to reflect applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended. If Section 409A is deemed to apply, severance payments otherwise due to Mr. Brucker upon termination of employment will be deferred for six months except to the extent permitted by Section 409A. The deferred portion will be paid in a lump sum as promptly as practicable following the expiration of the six month period. The amendment further provides that exclusion of Mr. Brucker from participation in the 2008 Stock Plan will not constitute “good reason” for Mr. Brucker to terminate the employment agreement.

Kristine B. Ponczak: Effective February 8, 2008, we entered into an amended and restated employment agreement with Kristine B. Ponczak. The agreement provides for an annual review of the employee’s base salary, and provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction affecting similarly-situated executives. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee is entitled to participate in the MIP with the potential to earn a cash bonus, subject to achievement of net income from operational targets and individual goals. The agreement restricts the employee from competing against us after termination for a period of two years.

If we terminate the employment agreement without cause or on the basis of the employee’s disability, or if the employee terminates the agreement for good reason, the employee will receive the then effective base salary and other benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If such termination occurs more than six months after the commencement of the fiscal year, the employee will also receive a prorated portion of the cash bonus payable under the MIP with respect to such year, if any. If the employee terminates the employment agreement without good reason or if we terminate the employment agreement for cause, severance benefits are not payable. If Section 409A is deemed to apply, severance payments otherwise due to Ms. Ponczak upon termination of employment will be deferred for six months except to the extent permitted by Section 409A. The deferred portion will be paid in a lump sum as promptly as practicable following the expiration of the six month period.

Kurt Krumperman: We entered into an employment agreement with Kurt Krumperman, Senior Vice President of Federal Affairs and Strategic Initiatives, in March 2005. The agreement provides for an annual review of the employee’s base salary, and provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction affecting similarly-situated executives. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee continues to be entitled to participate in the MIP with the potential to earn a cash bonus, subject to achievement of net income from operational targets and individual goals. If we terminate the employment agreement without cause or on the basis of such employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by such employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if we terminate the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

Gregory A. Barber: We entered into an employment agreement with Mr. Barber, Vice President and Controller, in June 2006. The agreement provides for an annual base salary of $215,000 and a signing bonus of $25,000. The agreement provides for an annual review of the employee’s base salary, and further provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction affecting similarly-situated executives. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee is eligible for incentive compensation pursuant to the Company’s MIP on the terms and conditions generally applicable to participants therein, except that the employee was entitled to a guaranteed bonus in fiscal 2006 equal to 45% of the employee’s base salary. If the Company terminates the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if the Company terminates the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

Management Incentive Plan

The MIP is an annual cash incentive plan for key executives and employees of the Company. At the beginning of each fiscal year, performance goals are created between the Company and the participant that document the participant’s accountabilities and define levels of performance on those accountabilities. See “Compensation Discussion and Analysis — Short-Term Incentives — Management Incentive Plan.”

Officer Benefits and Perquisites

We have certain broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans and a 401(k) plan. The cost of most employee benefit plans in which all employees participate that do not discriminate in favor of executives are not included in the amounts shown on the Summary Compensation Table. Company matching contributions to the 401(k) Plan are reflected in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table.

The “All Other Compensation” column of the Summary Compensation Table also includes amounts attributable to other elements of compensation or perquisites that are provided to upper management and not employees generally.

Option Holdings

The following table represents certain information with respect to the options held by the listed officers as of June 30, 2007.

Outstanding Equity Awards at Fiscal Year-End — 2007

Option Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Jack E. Brucker	21,000 14,000 25,000 21,000 200,000 125,000	— — — — — —	— — — — — —	33.750 7.125 8.000 7.813 2.000 0.840	12/1/2007 8/31/2008 4/15/2009 7/29/2009 4/20/2010 7/2/2011
Kristine B. Ponczak	3,750 5,000 15,000 15,000 20,000	— — — — —	— — — — —	7.125 7.813 1.500 0.390 2.000	8/31/2008 7/29/2009 8/21/2010 12/17/2011 10/24/2012
Kurt M. Krumperman	18,000 10,000 15,000	— — —	— — —	29.000 7.125 7.813	9/12/2007 8/31/2008 7/29/2009
Gregory A. Barber	—	—	—	—	—
Michael S. Zarriello	—	—	—	—	—
Barry D. Landon	7,500 10,000 11,600 15,000 70,000	— — — — —	— — — — —	29.000 7.125 8.000 7.813 0.390	9/12/2007 8/31/2008 4/15/2009 7/29/2009 12/17/2011

(1)	All outstanding options held by the NEOs are completely vested. There were no stock awards during fiscal 2007.

Option Exercises and Vesting of Stock-Based Awards During Fiscal 2007

There were no exercises of options or vesting of restricted stock held by the NEOs during fiscal 2007.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with retirement for any of the NEOs at this time.

Nonqualified Deferred Compensation

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for any of the NEOs at this time.

Potential Payments Upon Termination or Change in Control

This section describes benefits that would be payable to our named executive officers upon a change of control of the Company or following termination of employment under their respective employment agreements, applicable change of control agreements and various benefit plans. Due to a number of factors, including the closing stock price of the Company and the applicable named executive’s compensation as of such date, that affect the nature and amount of any benefits provided to the named executive officer, actual amounts payable to the named executive officers upon termination or a change of control may vary from those described below. Payment of post-employment benefits under each NEO employment agreement is subject to compliance with non-competition, non-solicitation and confidentiality obligations as described above under the heading “Employment Agreements.” The benefits described below are in addition to benefits generally available to full-time salaried employees, such as accrued vacation benefits and distributions under the Company’s 401(k) savings plan.

The following table sets forth the termination and/or change of control benefits payable to the named executive officers, assuming termination of employment on June 29, 2007, the last business day of our most recent fiscal year. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different, and are subject to the actual terms of the applicable agreements. Factors that could affect these amounts include the facts surrounding the event, the timing during the year of any such event and the Company’s stock price. See “Executive Compensation — Employment Agreements” above.

Name	Severance (Salary) ($)(1)		Severance (Bonus) ($)	Acceleration of Unvested Option Awards ($)	Health and Welfare Benefits ($)(1)
Jack E. Brucker
• Retirement/ Death	—		—	—	—
• Disability	4,534,433	(2)	—	—	39,096	(2)
• Termination w/o Cause or for Good Reason	4,534,433	(2)	—	—	39,096	(2)
• Termination w/o Cause or for Good Reason after Change in Control	7,967,148	(3)	—	—	39,096	(2)
Kristine B. Ponczak
• Retirement/ Death	—		—	—	—
• Disability (4)	285,477		—	—	16,039
• Termination w/o Cause (5)	545,794		—	—	30,664
• Termination w/o Cause or for Good Reason after Change in Control	888,180	(6)	—	—	30,664
Kurt M. Krumperman
• Retirement/ Death	—		—	—	—
• Disability (4)	237,897		—	—	10,727
• Termination w/o Cause (5)	454,828		—	—	20,508
• Termination w/o Cause or for Good Reason after Change in Control	623,837	(7)	—	—	20,508
Gregory A. Barber
• Retirement/ Death	—		—	—	—
• Disability (4)	210,729		—	—	14,653
• Termination w/o Cause (5)	402,887		—	—	28,015
• Termination w/o Cause after Change in Control	402,887		—	—	28,015
Michael S. Zarriello (8)	936,946		334,228	—	17,519
Barry Landon (9)
• Retirement/ Death	—		—	—	—
• Disability (4)	294,041		—	—	9,047
• Termination w/o Cause (5)	562,167		—	—	17,297
• Termination w/o Cause after Change in Control	562,167		—	—	17,297

(1)	Represents the estimated present value of the benefits that would be payable to the NEO over the applicable period of time in which the NEO would receive such benefits.

(2)	Assuming a termination date of June 29, 2007, Mr. Brucker would be eligible to receive his then current base salary, and the continuation of health and welfare benefits for a period of 54 months after the termination date.

(3)	Assuming a termination date of June 29, 2007, following a change in control, represents the amount that Mr. Brucker would be entitled to receive under the terms of his employment agreement and change in control agreement, which is reduced by the amount in excess of the safe harbor set forth in Internal Revenue Code Section 280G.

(4)	Assuming a termination date of June 29, 2007, the NEO would be eligible to receive the then current base salary, and the continuation of health and welfare benefits for a period of 12 months after the termination date.

(5)	Assuming a termination date of June 29, 2007, the NEO would be eligible to receive the then current base salary, and the continuation of health and welfare benefits for a period of 24 months after the termination date.

(6)	Assuming a termination date of June 29, 2007, following a change in control, represents the amount that Ms. Ponczak would be entitled to receive under the terms of her employment agreement and change in control agreement, which is reduced by the amount in excess of the safe harbor set forth in Internal Revenue Code Section 280G.

(7)	Assuming a termination date of June 29, 2007, following a change in control, represents the amount that Mr. Krumperman would be entitled to receive under the terms of his employment agreement and change in control agreement.

(8)	Effective December 1, 2006, the Company terminated the employment of Michael S. Zarriello without cause. Represents, at the time of his termination, the severance and other benefits that Mr. Zarriello was entitled to receive under his employment agreement.

(9)	As of the last business day of fiscal 2007, June 29, 2007, Mr. Landon was employed by the Company. Effective August 10, 2007, the Company terminated the employment of Mr. Landon.

The Company is a party to Change in Control Agreements with Mr. Brucker, Ms. Ponczak and Mr. Krumperman. The Change in Control Agreement provides for what is commonly referred to as a “double-trigger,” which requires both (1) a “change in control,” and (2) the termination of such person’s employment before any benefits under the agreement are received. This allows the Company and key members of management to focus on accomplishing its goals in conjunction with the change in control without incurring any costs unless such person is thereafter terminated.

Upon the occurrence of such a double trigger, the change of control agreements provide that such persons will receive a sum equal to (A) 200% of (i) the applicable annual base salary, and (ii) the amount of incentive compensation paid or payable to such person during the calendar year preceding the calendar year in which the change of control occurs, plus (B) the full amount of any payments due under their respective employment agreements. In Mr. Krumperman’s case, the applicable percentage is 150%, and payments due under his employment agreement are subtracted from amounts otherwise due under his change in control agreement. In all cases, the change of control agreement caps the aggregate amount of post-termination payments such person may receive under the change in control and employment agreements at an amount equal to 2.99 times the amount of annualized includable compensation received by such person as determined under the Internal Revenue Code. Accordingly, amounts otherwise payable under the change of control agreement may be reduced by severance or other amounts we pay such executive under their respective employment agreements.

If an agreement is entered into that will result in a change in control, the agreements provide that the exerciseability of any unvested stock options will be accelerated prior to the completion of the change in control. While the change of control agreements also provide for post-termination health and other benefits under certain circumstances, such benefits will be reduced or eliminated to the extent they are otherwise provided under the applicable employment agreement.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, the NEOs that are party to a change of control agreement are entitled to a “gross-up” payment that, on an after-tax basis, is equal to the taxes imposed on the severance payments under the change of control agreements in the event any payment or benefit to the respective NEO is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code. We do not anticipate that “gross-up” payments will be required because of the “2.99x” limitation described above, though this issue will ultimately be determined with reference to applicable tax considerations at the time of termination.

For purposes of the change of control agreement, “good reason” includes a reduction of duties and/or salary or the surviving entity’s failure to assume his employment and change of control agreement. For purposes of all the above-mentioned change of control agreements, a “change of control” includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of our then-outstanding voting securities; (ii) during any two-year period, our Board members at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by our stockholders of certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all of our assets.

The Company is finalizing the process of structuring the above change in control agreements to reflect applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended. If Section 409A is deemed to apply, severance payments otherwise due under the change in control agreements will be deferred for six months except to the extent permitted by Section 409A. The deferred portion will be paid in a lump sum as promptly as practicable following the expiration of the six month period. The Company entered into amendments to its change of control agreements in regard to Section 409A with Mr. Brucker and Ms. Ponczak in February 2008.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2007, our Compensation Committee consisted of Ms. Carpenter (chair), Mr. Walker and Mr. Conrad, currently directors of the Company. In fiscal 2007, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of such entity served as our director.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

The Audit Committee has appointed PwC as the independent registered public accounting firm to (i) audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2008, and (ii) report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008. PwC served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2007. Notwithstanding the appointment, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interest.

A representative of PwC will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of our common stock on January 28, 2008 by (i) each director; (ii) the individuals set forth in the Summary Compensation Table under the section entitled “Executive Compensation”; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the address of each beneficial owner is c/o Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent (2)
Jack E. Brucker	552,000	(3)	2.2%
Cor J. Clement, Sr.	30,000	(3)	*
Henry G. Walker	20,000	(3)	*
Mary Anne Carpenter	20,000	(3)	*
Louis G. Jekel	95,963	(4)	*
Robert E. Wilson	15,240	(5)	*
Conrad A. Conrad	4,000		*
Kristine B. Ponczak	60,512	(6)	*
Kurt M. Krumperman	25,010	(3)	*
Gregory A. Barber	—		*
Michael S. Zarriello (7)	—		*
Barry Landon (8)	2,303	(8)	*
Executive officers and directors as a group (13 persons)	826,528		3.3%
5% Stockholders:
FMR Corp. 82 Devonshire Street Boston, MA 02109	3,679,482	(9)	14.8%
Stadium Capital Management, LLC 19785 Village Office Court, Suite 101 Bend, OR 97702	2,813,652	(10)	11.3%
Accipiter Entities 399 Park Avenue, 38th Floor New York, New York 10022	3,701,647	(11)	14.9%

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent (2)
Coliseum Capital Management, LLC 825 Third Avenue 36th Floor New York, NY 10022	1,677,459	(12)	6.8%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock of the Company.

(1)	Except as indicated, and subject to community property laws when applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The percentages shown are calculated based upon 24,824,103 shares of common stock outstanding on January 28, 2008. The number and percentages shown include the shares of common stock actually owned as of January 28, 2008 and the shares of common stock that the identified person or group had a right to acquire within 60 days after January 28, 2008. In calculating the percentage ownership, shares that the identified person or group had the right to acquire within 60 days after January 28, 2008 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)	Includes shares of common stock issuable upon exercise of stock options with respect to the following persons: Mr. Brucker, 385,000 shares; Mr. Clement, 30,000 shares; Mr. Walker, 20,000 shares; Ms. Carpenter, 20,000 shares; and Mr. Krumperman, 25,000 shares.

(4)	Includes 75,963 shares of common stock, of which 61,124 are held by the Louis G. Jekel Trust dated July 25, 1996. Also includes 20,000 shares of common stock issuable upon exercise of stock options.

(5)	Includes 10,610 shares of common stock owned by Mr. Wilson’s spouse, for which Mr. Wilson disclaims beneficial ownership.

(6)	Includes 58,750 shares of common stock issuable upon exercise of stock options. Includes 1,762 shares of common stock owned by Ms. Ponczak’s parent, for which Ms. Ponczak disclaims beneficial ownership.

(7)	Effective December 1, 2006, the Company terminated the employment of Mr. Zarriello.

(8)	Effective August 10, 2007, the Company terminated the employment of Mr. Landon.

(9)	Information is based solely on a Schedule 13G, filed on July 11, 2005 with the SEC, which was amended by Amendment No. 1 filed on February 14, 2006, and Amendment No. 2 filed on February 14, 2007, and was filed jointly by FMR Corp, a parent holding company, Edward C. Johnson III, Fidelity Management & Research Company and Select Medical Delivery.

(10)	Information is based solely on a Schedule 13D, filed on September 24, 2007 with the SEC, and was filed jointly by Stadium Capital Partners, L.P. (“SCP”), Stadium Capital Management, LLC, Alexander M. Seaver and Bradley R. Kent reporting their beneficial ownership as a group, except SCP which expressly disclaimed membership in a group.

(11)	Information is based solely on a Schedule 13D/A filed on January 28, 2008 with the SEC by Accipiter Life Sciences Fund, LP, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Life Sciences Fund II, LP, Accipiter Life Sciences Fund II (Offshore), Ltd., Accipiter Life Sciences Fund II (QP), LP, Accipiter Capital Management, LLC, Candens Capital, LLC, Gabe Hoffman, Eugene I. Davis, Mohsin Y. Meghji and Earl P. Holland, reporting as a group.

(12)	Information is based solely on a Schedule 13G/A, filed on January 24, 2008 with the SEC by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray and Christopher Shackelton, reporting jointly but expressly disclaiming membership in a group.

Equity Compensation Plan Information

The following table represents securities authorized for issuance under all of our existing equity compensation plans at June 30, 2007, which consists of the following:

•	Rural/Metro Corporation 1992 Stock Option Plan; and

•	Rural/Metro Corporation 2000 Non-Qualified Stock Option Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by stockholders:	1,170,161	$7.97	0

Equity compensation plan not approved by stockholders(1):	85,166	$0.77	480,664

Total	1,255,327	$7.48	480,664

(1)	The 2000 Non-Qualified Stock Option Plan (the “2000 Plan”) did not require approval by the Company’s stockholders and was not approved by the Company’s stockholders when it was originally adopted. In November 2007, the Compensation Committee amended the 2000 Plan to provide that no future option grants will be made pursuant to the 2000 Plan unless the Company’s stockholders approve an amendment to the 2000 Plan to permit future option grants. Directors and executive officers are not eligible to receive grants under the 2000 Plan. For a description of the 2000 Non-Qualified Stock Option Plan, refer to Note 13 to our consolidated financial statements for the year ended June 30, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us from our executive officers and directors during the fiscal year ended June 30, 2007, or written representations from such persons that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

DEADLINE FOR RECEIPT OF STOCKHOLDER

PROPOSALS; DISCRETIONARY AUTHORITY

Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2008 and have it included in our proxy materials for that meeting must deliver the proposal to us for our consideration no later than June 30, 2008 and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In addition, under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business at the annual meeting of stockholders following fiscal year 2008. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held on a day which is within 30 days preceding the anniversary of this year’s meeting (March 27, 2008); (ii) 90 days prior to the annual meeting if such meeting is held on or after the anniversary date of this year’s meeting (March 27, 2008); or (iii) if the 2008 annual meeting is held on a date preceding the anniversary of this year’s meeting by more than 30 days, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter prior to the deadline set forth in our bylaws; and (ii) the proponent complies with the other requirements set forth in Rule 14a-4. We did not receive notice of any stockholder proposal prior to such deadline; therefore, no stockholder proposal may be properly presented at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

Stockholders currently receiving multiple copies of our proxy statement and Annual Report can request householding of communications through their brokers. Once householding is elected, it will continue until stockholders are notified otherwise or until the consent is revoked. If, at any time, stockholders no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, they may notify their broker, and direct a written request to Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ 85258, Attn: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Scottsdale, Arizona

February 19, 2008

Appendix A

Proposed Amendment to the Second Restated Certificate of Incorporation of Rural/Metro Corporation

Enabling 35% of Stockholders or, for a Specified Period, any Three Directors to Call a Special Meeting of Stockholders

(Deletions indicated by strike-outs and additions indicated by underline)

ARTICLE VI

Meetings of Stockholders

~~A.~~ Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. ~~Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Second Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special~~. Special meetings of stockholders of the Corporation for any purpose or purposes may be called ~~only~~at any time (a) by the Chairman of the Board, ~~or the Board~~(b) upon written request to the secretary of the Corporation by the holders of thirty-five percent (35%) or more of the combined voting power of the issued and outstanding shares of Voting Stock, or (c) pursuant to a resolution adopted by the Board; provided, however, that during the period commencing on January 25, 2008 and ending on the first to occur of (x) the day before the annual meeting of stockholders first following the end of the Corporation’s 2008 fiscal year, or (y) April 25, 2009, special meetings of stockholders of the Corporation for any purpose or purposes also may be called upon written request to the secretary of the Corporation by any three directors of the Corporation. Special meetings of stockholders of the Corporation may not be called by any other person or persons or in any other manner.

~~B. In addition to the powers conferred on the Board by this Second Restated Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to: (1) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board; (2) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies; and (3) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.~~

A-1

Appendix B

Proposed Amendment to the Second Restated Certificate of Incorporation of Rural/Metro Corporation

Requiring Stockholder Approval of Amendments to the Third Amended and Restated Bylaws

(Deletions indicated by strike-outs and additions indicated by underline)

B. ~~In addition to any affirmative vote required by law, any~~Any Change of the Bylaws of the Corporation ~~may~~must be adopted ~~either: (i) by the Board; or (ii) by the stockholders~~ by the affirmative vote of the holders of at least sixty -six and two-thirds percent (66 -2/3%) of the combined voting power of the ~~issued and~~then outstanding shares of ~~Voting Stock~~stock entitled to vote thereon, voting together as a single class; provided, however, that the Board, pursuant to a resolution adopted by the Board, may adopt any Change of the Bylaws of the Corporation (i) with the approval of the stockholders of the Corporation as described above, or (ii) without the approval of the stockholders of the Corporation if (x) such Change is required by applicable law or regulation or by any national securities exchange or automated securities quotation system on which any securities of the Corporation are traded, as determined by the Board in its reasonable judgment, or (y) such Change, in the reasonable judgment of the Board, does not materially and adversely affect the stockholders of the Corporation.

B-1

Appendix C

RURAL/METRO CORPORATION

2008 INCENTIVE STOCK PLAN

(Adopted by the Board of Directors on _____, 2008;

Approved by the Stockholders on _____, 2008.)

1. Purpose. The purpose of this Plan is to provide a means through which Rural/Metro Corporation and its Subsidiaries may (a) attract able persons to provide valuable services to the Company as Employees or Eligible Directors, (b) promote the interests of the Company by providing Employees and Eligible Directors with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to continue to provide their services to the Company, and (c) provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company. Capitalized terms shall have the meanings set forth in Section 2.

2. Definitions. As used in the Plan, the following definitions apply to the terms indicated below.

(a) “Acquiror” means the surviving, continuing, successor or purchasing person or entity, as the case may be, in a Change in Control.

(b) “Award” means an Option, a share of Restricted Stock, an RSU, a SAR, a Performance Award, a Dividend Equivalent, a Cash Award, or other stock-based Awards granted pursuant to the terms of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Award” means an Award of a bonus payable in cash pursuant to Section 12.

(e) “Cash Settled SAR” has the meaning set forth in Section 9(b).

(f) Unless otherwise set forth in an employment or any other written agreement with the Company, “Cause,” when used in connection with the termination of a Participant’s Service with the Company, means the termination of the Participant’s Service by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken, or a guilty plea or plea of nolo contendere by the Participant, with respect to a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company or any Parent or Subsidiary; (iii) the willful and proven misappropriation of any material amount of funds or property of the Company or any Parent or Subsidiary by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to the Participant; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company or any Parent or Subsidiary without compliance with the Company’s (or Parent’s or Subsidiary’s) conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board, in any activity that competes with the business of the Company or any Parent or Subsidiary or that would result in a material injury to the Company or any Parent or Subsidiary; or (vii) the knowing and continued engagement in any activity that would constitute a material violation of the provisions of the Company’s (or Parent’s or Subsidiary’s) policies and procedures.

(g) Unless otherwise set forth in an employment or any other written agreement with the Company, “Change in Control” means

(i) a “change in control” of the Company of a nature that would be required to be reported (A) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (B) in response to Item 5.01 of Form 8-K as in effect on the date of this Plan, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (C) in any other filing by the Company with the Securities and Exchange Commission; or

(ii) the occurrence of any of the following events:

(A) a transaction or series of transactions after the Effective Date in which any “person” (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, or any successor provisions thereunder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act, or any successor provisions thereunder), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding voting securities; provided, however, that for purposes of this Section 2(f)(ii)(A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the percentage set forth above; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (4) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 2(f)(ii)(B); or (5) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such Person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change in Control in such a situation; or

(B) consummation by the Company of a Business Combination unless, following such Business Combination, (1) more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Section 2(f), “Business Combination” means a reorganization, merger or consolidation of the Company with another Person or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation.

Notwithstanding the foregoing, however, with respect to any Section 409A Award the term “Change in Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Treasury Regulation Section 1.409A-3(i)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Code section shall be deemed to include any amendments or successor provisions to such section and any Treasury Regulations promulgated thereunder.

(i) “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

(j) “Common Stock” means the Company’s common stock, par value $.01 per share.

(k) “Company” means Rural/Metro Corporation, a Delaware corporation, each of its Subsidiaries, and its successors. With respect to Incentive Stock Options, the “Company” includes any Parent.

(l) “Deferred Compensation Plan” means any nonqualified deferred compensation plan of the Company that is currently in effect or subsequently adopted by the Company.

(m) “Director” means a member of the Board.

(n) Unless otherwise set forth in an employment or any other written agreement with the Company, “Disability” means (i) with respect to Incentive Stock Options, a Participant’s “permanent and total disability” within the meaning of Code Section 22(e)(3), and (ii) with respect to all other Awards, a Participant is “totally disabled” as determined by the Social Security Administration (or equivalent administrative body in a foreign jurisdiction).

(o) “Dividend Equivalents” means an amount of cash equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record.

(p) “EBIT” means earnings before interest and taxes.

(q) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(r) “Effective Date” means the date on which the Company’s stockholders approve the Plan pursuant to Section 20.

(s) “Eligible Director” means a Director who is not an Employee.

(t) “Employee” means any person who is an employee of the Company within the meaning of Code Section 3401(c) and the applicable interpretive authority thereunder.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(v) “Exercise Date” means the date on which a Participant exercises an Award.

(w) “Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

(x) “Fair Market Value” of a share of Common Stock on any date is (i) the closing sales price on that date (or if that date is not a business day, on the immediately preceding business day) of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on Nasdaq; or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion; provided, however, that if the definition of Fair Market Value will impact whether an Award will be considered a Section 409A Award, the Committee will use a definition that will not make the Award a Section 409A Award.

(y) “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee.

(z) “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422 and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(aa) “Nasdaq” means the Nasdaq Stock Market, Inc.

(bb) “Non-Employee Director” means a member of the Board who, at the time in question (i) is not an officer or Employee of the Company or any Parent; (ii) does not receive compensation, either directly or indirectly from the Company or any Parent, for services rendered as a consultant or in any capacity other than as a director of the Company, except for compensation in an amount that does not exceed the threshold for which disclosure would be required under Regulation S-K under the Securities Act; (iii) does not possess an interest in any other transaction with the Company for which disclosure would be required under Regulation S-K under the Securities Act; and (iv) is not engaged in a business relationship with the Company for which disclosure would be required under Regulation S-K under the Securities Act.

(cc) “Non-Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that do not satisfy the requirements of Section 10(c).

(dd) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option and that is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced, or an Option identified as an Incentive Stock Option that fails to satisfy the requirements of Code Section 422.

(ee) “Option” means an option to purchase shares of Common Stock of the Company granted pursuant to Section 7. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(ff) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Code Section 424(e).

(gg) “Participant” means an Employee or Eligible Director who is eligible to participate in the Plan and to whom an Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, to the extent permitted herein.

(hh) “Performance Award” means either a Qualified Performance Award or a Non-Qualified Performance Award granted pursuant to Section 10, which may be denominated either in dollars or in a number of shares of Common Stock.

(ii) “Performance Goal” means one or more standards established by the Committee pursuant to Section 10 to determine, in whole or in part, whether a Performance Award shall be earned.

(jj) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations in effect from time to time thereunder.

(kk) “Plan” means the Rural/Metro Corporation 2008 Incentive Stock Plan, as that plan subsequently may be amended from time to time.

(ll) “Qualified Domestic Relations Order” means a qualified domestic relations order as defined in Code Section 414(p), Section 206(d)(3) of Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

(mm) “Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that satisfy the requirements of Section 10(c).

(nn) “Restricted Stock” means a share of Common Stock that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such share for so long as such restrictions continue to apply to such share.

(oo) “Restricted Stock Unit” or “RSU” means the Company’s unfunded promise to pay one share of Common Stock or its cash equivalent that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such unit for so long as such restrictions continue to apply to such unit.

(pp) Unless otherwise set forth in an employment or any other written agreement with the Company, “Retirement” means termination of employment with the Company by a Participant at a time when the Participant is at least 60 years old and the sum of the Participant’s age and years of Service with the Company is at least 65.

(qq) “SAR” or “Stock Appreciation Right” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock on the Exercise Date over a specified Exercise Price, in each case as determined by the Committee subject to Section 9.

(rr) “Section 409A Award” has the meaning set forth in Section 22(c).

(ss) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(tt) “Service” has the meaning set forth in Section 17(a).

(uu) “Share Limit” has the meaning set forth in Section 5(a).

(vv) “Stock Settled SAR” has the meaning set forth in Section 9(b).

(ww) “Subsidiary” or “Subsidiaries” mean any and all corporations or other entities in which, at the pertinent time, the Company owns, directly or indirectly, equity interests vested with more than 50% of the total combined voting power of all classes of stock of such entities within the meaning of Code Section 424(f).

(xx) “Substitute Award” means an Award issued or made upon the assumption, substitution, conversion, adjustment, or replacement of outstanding awards under a plan or arrangement of an entity acquired by the Company in a merger or other acquisition.

(yy) “Vesting Date” means the date established by the Committee on which an Award may vest.

(zz) “Voluntary Termination” means the resignation or other voluntary termination of Service by a Participant.

3. Plan Administration.

(a) In General. The Plan shall be administered by the Company’s Board. The Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to the Committee under such conditions and limitations as the Board may from time to time establish. The Board and/or any Committee that has been delegated the authority to administer the Plan shall be referred to throughout this Plan as the “Committee.” Except as otherwise explicitly set forth in the Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of the individuals to be granted Awards, the time or times of grant, the type of Awards, the number of shares of Common Stock subject to an Award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an Award. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b) Committee’s Authority and Discretion with Respect to the Plan. The Committee shall have full authority and discretion (i) to administer, interpret, and construe the Plan and the terms of any Award issued under it, (ii) to establish, amend, and rescind any rules and regulations relating to the Plan, (iii) to determine, interpret, and construe the terms and provisions of any Award agreement made pursuant to the Plan, and (iv) to make all other determinations that may be necessary or advisable for the administration of the Plan and any Awards made under the Plan. In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and applicable law. Subject to (A) the limitations with respect to Incentive Stock Options under Code Section 422 and the Plan and (B) Section 3(c), the Committee may also (1) accelerate the date on which any Award becomes exercisable, or (2) accelerate the Vesting Date of any Award or waive or adjust any condition imposed under the Plan with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary and/or non-recurring circumstances, and (3) amend the Plan as set forth in Section 18. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. All decisions made by the Committee in connection with the interpretation and administration of the Plan or with respect to any Awards made under the Plan and related orders and resolutions shall be final, conclusive, and binding on all persons. Notwithstanding the foregoing, if an Award is not a Section 409A Award, the Committee shall not change the Award in any manner that would make the Award a Section 409A Award without the express written approval of the Participant.

(c) No Repricing Without Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation, or otherwise amended to reduce the Exercise Price applicable thereto (other than with respect to adjustments made in connection with a Change in Control or other change in the Company’s capitalization) without the approval of the stockholders of the Company. Stockholder approval shall be evidenced by the affirmative vote of the holders of the majority of the shares of the Company’s capital stock present in person or by proxy and voting at the meeting. For purposes of the Plan, “repricing” shall include (i) amendments or adjustments to Awards that reduce the Exercise Price of such Awards, (ii) situations in which new Awards are issued to a Participant in place of cancelled Awards with a higher Exercise Price, and (iii) any other amendment, adjustment, cancellation or replacement grant or other means of repricing an outstanding Award, including a buyout for a payment of cash or cash equivalents.

(d) Other Plans. Subject to Section 3(c), the Committee also shall have authority to grant Awards as an alternative to, as a replacement of, or as the form of payment for awards granted or rights earned or due under the Plan or other compensation plans or arrangements of the Company, including Substitute Awards granted with respect to an equity compensation plan of any entity acquired by the Company. Notwithstanding the foregoing, if the grant or right to be substituted is not a Section 409A Award, the Committee shall not grant a Substitute Award that would be a Section 409A Award without the express written consent of the Participant. Furthermore, if the grant or right to be substituted is a Section 409A Award, the Committee shall not grant a Substitute Award if the grant would cause the Section 409A Award or the Substitute Award to not be in compliance with Section 409A.

(e) Limitation of Liability. No member of the Committee nor any person to whom the Committee delegates authority pursuant to Section 3(a) shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.

4. Eligibility. The persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) any Employee of the Company as the Committee, in its absolute discretion, shall select from time to time (including officers of the Company, whether or not they are Directors), and (b) any Eligible Director, as the Committee, in its absolute discretion, shall select from time to time; provided, however, that Incentive Stock Options may only be granted to Employees. An Employee who is also a Director shall be eligible to receive Awards in his or her capacity as an Employee but shall not also be an Eligible Director while he or she is an Employee. An Award may be granted to a proposed Employee or Eligible Director prior to the date the proposed Employee or Eligible Director first performs services for the Company, provided that the grant of such Awards shall not become effective prior to the date the proposed Employee or Eligible Director first performs such services. Subject to the foregoing, the Committee, in its discretion, may grant any Award permitted under the provisions of the Plan to any eligible person and may grant more than one Award to any eligible person.

5. Shares Subject to the Plan.

(a) Number and Source. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Committee from time to time may determine. Subject to adjustment as provided in Section 19, the aggregate number of shares of Common Stock for which Awards, including Options that are intended to be Incentive Stock Options, may be granted during the term of the Plan, shall not exceed an absolute maximum of 1,000,000 shares of Common Stock (the “Share Limit”). Notwithstanding any contrary provision of this Plan, the aggregate number of shares of Common Stock for which Awards, including Options that are intended to be Incentive Stock Options, may be granted during any fiscal year of the Company shall not exceed 3% of the number of issued and outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year.

(b) Determination of Shares Remaining Available Under the Share Limit. Any shares of Common Stock that are subject to Awards shall be counted against the Share Limit as one share for every one share granted, regardless of the number of shares of Common Stock actually issued upon the exercise or vesting of an Award. Shares shall be counted against or added back to the Share Limit as follows:

(i) Any shares subject to an Award granted under the Plan that are not delivered because the Award expires unexercised or is forfeited, terminated, canceled, or exchanged for Awards that do not involve Common Stock, or any shares of Common Stock that are not delivered because the Award (other than an SAR) is settled in cash, shall not be deemed to have been delivered for purposes of determining the Share Limit. Instead, such shares shall immediately be added back to the Share Limit and shall be available for future Awards at the rate of one share for every one share granted. Notwithstanding the foregoing, however, in the case of SARs, the number of shares underlying the SARs (and not just the shares actually issued upon exercise of the SARs) shall be counted against the Share Limit if and to the extent they are settled in shares of Common Stock.

(ii) The grant of a Cash Award shall not reduce or be counted against the Share Limit. The payment of cash dividends and Dividend Equivalents paid in cash in conjunction with outstanding Awards shall not reduce or be counted against the Share Limit. Shares of Common Stock delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Share Limit to the extent that the rules and regulations of any stock exchange or other trading market on which the Common Stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

(iii) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Share Limit or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange or other trading market on which the Common Stock is listed or traded or any applicable regulatory requirement.

6. Terms of Awards.

(a) Types of Awards. Awards granted under the Plan may include, but are not limited to, the types of Awards described in Sections 7 through 13. Such Awards may be granted either alone, in addition to, or in tandem with any other types of Award granted under the Plan.

(b) Limit on Number of Awards. Notwithstanding any other provision of this Plan to the contrary, the following restrictions shall apply to Awards, other than Substitute Awards, made pursuant to the Plan:

(i) The aggregate number of shares of Common Stock that may be covered by Awards granted to any individual Employee in any year shall not exceed either, or some combination of, the following limitations: (A) 300,000 shares in the case of Options and SARs; or (B) 150,000 shares in the case of Restricted Stock, RSUs (including Restricted Stock and RSUs granted subject to the terms and conditions contained in Section 10), and Performance Awards denominated in shares of Common Stock.

(ii) The aggregate dollar value of Awards that may be paid to any individual Employee in any year shall not exceed either, or some combination of, the following limitations: (X) $2,000,000 in the case of Cash Awards; or (Y) $2,000,000 in the case of Performance Awards denominated in dollars.

(iii) The aggregate number of shares of Common Stock that may be covered by Awards granted to an Eligible Director in any year shall not exceed either, or some combination of, the following limitations: (A) 12,000 shares in the case of Options and SARs; or (B) 7,500 shares in the case of Restricted Stock and RSUs, provided that Awards granted to Eligible Directors in connection with their initial appointment to the Board may be in an amount up to 200% of the maximum number of shares specified herein.

(c) Vesting. Except for Options or SARs issued as Substitute Awards, each Option or SAR shall be subject to a minimum vesting period of not less than one year from the Grant Date of such Option or SAR. Except as provided in the following sentence, Awards other than Options or SARs shall be subject to a minimum vesting period of not less than three years from the Grant Date for such Awards, provided that such Awards may vest ratably over the vesting period determined by the Committee at the time of grant. Notwithstanding the foregoing, (i) Awards consisting of shares of Restricted Stock or RSUs granted to Employees always shall be earned based on the attainment of performance criteria and may or may not also be subject to time-based vesting, as determined by the Committee at the time of grant, (ii) Performance Awards shall not be subject to time-based vesting after the satisfaction of the relevant performance criteria unless the Committee determines otherwise on the Grant Date of such Awards, (iii) Awards granted in lieu of or in exchange for cash compensation or other outstanding Awards that are fully vested or otherwise earned by the Participant shall be subject to such vesting period, if any, as the Committee determines on the Grant Date of such new Awards, (iv) Awards consisting of RSUs granted to Eligible Directors in connection with an annual stockholders’ meeting shall vest on the dates of successive annual stockholders’ meetings rather than on the anniversaries of the Grant Dates of such Awards, and (v) the provisions of this Section 6(c) shall be subject to the provisions of Section 17.

(d) Individual Award Agreements. Each Award shall be evidenced by a written agreement between the Company and the Participant in such form and content as the Committee from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements (i) may contain such provisions or conditions as the Committee deems necessary or appropriate to effectuate the sense and purpose of the Plan and (ii) may be amended from time to time in accordance with the terms thereof. Such agreements also may include provisions with respect to the automatic forfeiture of vested or unvested Awards and/or realized or unrealized gain, appreciation, profits, or value with respect to such Awards if the Participant breaches or violates any affirmative or restrictive covenant or provision in the Award agreement or any other agreement between the Participant and the Company or any Parent or Subsidiary, and such forfeiture provisions shall be binding upon the Participant as a condition to the grant of such Awards.

(e) Payment; Deferral. Awards granted under the Plan may be settled through exercise, as set forth in Section 14, cash payments, the delivery of Common Stock (valued at Fair Market Value), through the granting of replacement Awards, or through combinations thereof as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to the terms of the applicable Deferred Compensation Plan and to such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits to deferred Awards, but only in a manner that is either exempt from or that satisfies the requirements of Section 409A. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Committee shall determine. A Participant’s deferral election must be made in accordance with the terms of the Deferred Compensation Plan. When the deferral occurs, the deferred Award(s) will be transferred into or credited to a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan. Any and all deferrals made pursuant to this provision, to the extent subject to Section 409A, must be made in a manner that satisfies the requirements of Section 409A.

7. Options. The Committee may grant Options designated as Incentive Stock Options or as Non-Qualified Stock Options. In the absence of any such designation, however, such Option shall be treated as a Non-Qualified Stock Option. A Participant and the Committee can agree at any time to convert an Incentive Stock Option to a Non-Qualified Stock Option.

(a) Limitations on Grants of Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Code Section 422, but shall be treated as a Non-Qualified Stock Option. Options that are granted to a particular individual and that are intended to be Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent that the aggregate Fair Market Value of the Common Stock issuable upon exercise of such Options plus all other Incentive Stock Options held by such individual (whether granted under the Plan or any other plans of the Company) that become exercisable for the first time during any calendar year exceeds $100,000 (or such corresponding amount as may be set by the Code). Such Fair Market Value shall be determined as of the Grant Date of each such Incentive Stock Option.

(b) Exercise Price of Options. The Exercise Price of a particular Option shall be determined by the Committee on the Grant Date; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (110% of the Fair Market Value if Incentive Stock Options are granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date).

(c) Term of Options. The Committee shall set the term of each Option, provided, however, that except as set forth in Section 17(b), no Option shall be exercisable more than 10 years after the Grant Date (five years in the case of an Incentive Stock Option granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date); and provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the Option agreement.

8. Restricted Stock and Restricted Stock Units. The Committee may grant Awards consisting of shares of Restricted Stock or denominated in Restricted Stock Units in such amounts and for such consideration as the Committee may determine in its discretion. Such Awards may be subject to (a) forfeiture of such shares or RSUs upon termination of Service during the applicable restriction period, (b) restrictions on transferability (which may be in addition to or in lieu of those specified in Section 15), (c) limitations on the right to vote such shares, (d) limitations on the right to receive dividends with respect to such shares, (e) attainment of certain Performance Goals, such as those described in Section 10, and (f) such other conditions, limitations, and restrictions as determined by the Committee, in its discretion, and as set forth in the instrument evidencing the Award. Certificates representing shares of Restricted Stock or shares of Common Stock issued upon vesting of RSUs shall bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Committee until such time as all applicable restrictions lapse.

9. Stock Appreciation Rights. The Committee may grant SARs pursuant to the Plan, either in tandem with another Award granted under the Plan or independent of any other Award grant. Each grant of SARs shall be evidenced by an agreement in such form as the Committee shall from time to time approve. The Committee may establish a maximum appreciation value payable for SARs and such other terms and conditions for such SARs as the Committee may determine in its discretion. The Exercise Price of an SAR shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. Except as set forth in Section 17(b), the exercise period for an SAR shall extend no more than 10 years after the Grant Date. In addition, each grant of SARs shall comply with and be subject to the following terms and conditions:

(a) Vesting Date and Conditions to Vesting. Subject to Section 6(c), upon the grant of SARs the Committee may (i) establish a Vesting Date or Vesting Dates and expiration dates with respect to such rights, (ii) divide such rights into classes and assign a different Vesting Date for each class, and (iii) impose such restrictions or conditions, not inconsistent with the provisions herein, with respect to the vesting of such rights as the Committee, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of SARs, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee on the Grant Date of such rights. Provided that all conditions to the vesting of SARs are satisfied, and except as provided in Section 17, upon the occurrence of the Vesting Date with respect to such SARs, such rights shall vest and the Participant shall be entitled to exercise such rights prior to their termination or expiration.

(b) Benefit Upon Exercise of Stock Appreciation Rights. On the Grant Date of each SAR, the Committee, in its sole discretion, shall determine whether such SAR is a Cash Settled SAR or a Stock Settled SAR. Upon the exercise of a vested “Cash Settled SAR,” the Company shall pay to the Participant a lump sum amount of cash equal to the difference between (i) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (ii) the Exercise Price of the SAR. Upon the exercise of a vested “Stock Settled SAR,” the Company shall deliver to the Participant shares of the Company’s Common Stock having a Fair Market Value as of the Exercise Date equal to the difference between (A) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (B) the Exercise Price of the SAR. The Company shall deliver such cash payment or shares of common stock, as the case may be, within 90 days of the Exercise Date for the SAR. The agreement evidencing the SAR shall specify whether the SAR is a Cash Settled SAR, a Stock Settled SAR, or (in the sole discretion of the Committee) whether the Participant to whom the SAR is granted shall have the right to determine, at the time of exercise, whether the SAR will be settled in cash or shares of stock.

10. Performance Awards. The Committee may grant Performance Awards pursuant to the Plan, provided that Eligible Directors shall not be eligible for grants of Performance Awards. Each grant of Performance Awards shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of Performance Awards shall comply with and be subject to the following terms and conditions:

(a) Performance Period and Amount of Performance Award. With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the Company and/or of the applicable Participant shall be measured, provided that no performance period shall be shorter than one year. In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant’s responsibility level and growth potential, the amount of other Awards granted to or received by such Participant, and such other considerations as the Committee deems appropriate; provided, however, the maximum value that can be granted as a Performance Award to any one individual during any calendar year shall be limited to the amount set forth in Section 6(b).

(b) Non-Qualified Performance Awards and Qualified Performance Awards. Non-Qualified Performance Awards, which are not intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee determines. Qualified Performance Awards, which are intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee as set forth in Section 10(c).

(c) Performance Goals. A Qualified Performance Award shall be paid solely on the attainment of certain pre-established, objective performance goals (within the meaning of Code Section 162(m)). Such Performance Goals shall be based on any one or any combination of the following business criteria, as determined by the Committee: total or net revenue; revenue growth; operating margin; profit margin; EBIT; EBITDA; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; profit growth; return on equity; return on invested capital; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; market capitalization; debt-to-capital ratio; other earnings criteria or profit-related return ratios; successful acquisitions of other companies or assets; successful dispositions of Subsidiaries, divisions or departments of the Company or any of its Subsidiaries; successful financing efforts; total stockholder return; market share; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; cost reduction; reductions in uncompensated care; debt reduction; customer service; or customer satisfaction. Such Performance Goals may be (i) stated in absolute terms or expressed in terms of dollar amounts, percentages, on a per-share basis, or on such other basis or in such other manner as determined by the Committee, (ii) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company, or the Company as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) as otherwise determined by the Committee. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation Section 1.162-27(e) with respect to grants to those Participants whose compensation is, or is likely to be, subject to Code Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The Committee shall establish, in writing, the applicable Performance Goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (A) 90 days after the commencement of the period of service to which the Performance Goal relates and (B) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

(d) Payment. Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Goals for such performance period, as determined by the Committee. The Committee may, within its sole discretion, pay a Performance Award under any one or more of the Performance Goals established by the Committee with respect to such Performance Award, or may exercise its negative discretion to reduce or eliminate the amount of any Performance Award that would otherwise be payable to a Participant. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable Performance Goals and any other material terms of the grant have been satisfied. Subject to Sections 5 and 6(b), payment of a Performance Award may be made in cash, shares of Common Stock, other Awards, other property, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee; provided, however, that if the terms of the Performance Award (including payment terms) make the Performance Award subject to Code Section 409A, the Performance Award will be a Section 409A Award and shall be established in such a manner as to comply with the applicable requirements of Code Section 409A.

11. Dividends and Dividend Equivalents. The Committee may grant, as a separate Award or at the time of granting any other Award granted under the Plan (other than Options or SARs), Awards that entitle the Participant to receive dividends or Dividend Equivalents with respect to all or a portion of the number of shares of Common Stock subject to such Award, in each case subject to such terms as the Committee may establish in its discretion and as set forth in the instrument evidencing the Award. Dividends or Dividend Equivalents may accrue interest and the instrument evidencing the Award will specify whether dividends or Dividend Equivalents will be (a) paid currently, (b) paid at a later, specified date (such as if, and when, and to the extent such related Award, if any, is paid), (c) deferrable by the Participant under and subject to the terms of the applicable Deferred Compensation Plan, (d) subject to the same vesting as the Award to which the dividends or Dividend Equivalents relate, if applicable, and/or (e) deemed to have been reinvested in shares of Common Stock or otherwise reinvested. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit, or require, the conversion of Dividend Equivalents into RSUs. RSUs arising from such a conversion of Dividend Equivalents at the election of the Participant shall not count against the Share Limit, while RSUs arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Share Limit. If the terms of the grant of dividends or Dividend Equivalents makes that grant subject to Code Section 409A (even if the underlying Award is not subject to Code Section 409A), the grant will be a Section 409A Award and shall be established in such a manner as to comply with the applicable requirements of Code Section 409A.

12. Cash Awards. The Committee may, in its absolute discretion, grant Cash Awards in such amounts as it shall determine from time to time. A Cash Award may be granted (a) as a separate Award, (b) in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan or at any time thereafter, or (c) on or after the date on which the Participant is required to recognize income for federal income tax purposes in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan. Cash Awards shall be subject to such terms, conditions, and limitations as the Committee shall determine on the Grant Date of such Cash Award. Cash Awards intended to qualify as performance-based compensation under Code Section 162(m) shall be subject to the same terms and conditions as in the case of the Qualified Performance Awards described in Section 10.

13. Other Stock-Based Awards. The Committee may grant such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as may be deemed by the Committee to be consistent with the purposes of the Plan. Such other Awards may include, without limitation, (a) convertible or exchangeable debt or equity securities, (b) other rights convertible or exchangeable into shares of Common Stock, and (c) Awards valued by reference to the value of shares of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company.

14. Award Exercise.

(a) Precondition to Stock Issuance. Awards shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No shares of Common Stock shall be delivered pursuant to the exercise of any Award, in whole or in part, until the Company receives payment in full of the Exercise Price, if any, as provided in Section 14(c). No Participant or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such Award unless and until such Award is exercised, the full Exercise Price is paid, and such shares are issued.

(b) No Vesting or Exercise of Fractional Amounts. With respect to any Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share that would be one-half of one share or greater shall be rounded up to a full share, and any fractional share that would be less than one-half of one share shall not be vested or issued unless and until the last increment of such Award becomes vested. No Award may at any time be exercised with respect to a fractional share. Instead the Company shall pay to the holder of such Award cash in an amount equal to the Fair Market Value of such fractional share on the Exercise Date.

(c) Form of Payment. A Participant may exercise an Award using as the form of payment such means as the Committee may, from time to time, approve, whether in the agreement evidencing the Award or otherwise.

(d) Form and Time of Exercises. Except as otherwise (i) set forth in the Plan, (ii) determined by the Committee, or (iii) set forth in the agreement or other documents evidencing the Award, each exercise required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing delivered to the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, and any other agreement, as the Committee shall require.

15. Transferability. Awards may be assigned or transferred only as permitted pursuant to this Section 15. No Award may be assigned or transferred for value or in violation of any stock ownership or stock retention guidelines or policies adopted by the Company from time to time.

(a) Restrictions on Transfer. Except as specifically allowed by the Committee, any Incentive Stock Option granted under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant and shall not be assignable or transferable by such Participant other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Except as specifically allowed by the Committee, any Non-Qualified Stock Option and any other Award granted under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the Participant other than (i) pursuant to Section 15(b), or (ii) by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and such Award shall be exercisable during the Participant’s lifetime only by the Participant.

(b) Permitted Transfers. Awards other than Incentive Stock Options may be assigned to (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant’s household (other than a tenant or employee), (iii) a trust in which the Participant or the persons described in (i) or (ii) hold more than 50% of the beneficial interest, or (iv) a private foundation in which the Participant or the persons described in (i) or (ii) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Participant or the persons described in (i) or (ii) in exchange for an interest in that entity shall not constitute a transfer for value.

(c) Transfers Upon Death. Upon the death of a Participant, outstanding Awards held by such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by assignment or transfer from the Participant as contemplated by Section 15(b) above. No transfer by will or the laws of descent and distribution, or as contemplated by Section 15(b) above, of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will, assignment, or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

16. Withholding Taxes; Other Deductions. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Awards, cash, shares of Common Stock, or other benefits under the Plan upon satisfaction of the applicable withholding obligations. The Company shall have the right to deduct from any grant, issuance, vesting, exercise, or payment of an Award under the Plan (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any other amounts due from the Participant to the Company or to any Parent or Subsidiary of the Company, or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such Participant an amount equal to such taxes or obligations. The Committee, in its discretion, also may permit the Participant to deliver to the Company, at the time of grant, issuance, vesting, exercise, or payment of an Award, one or more shares of Common Stock owned by such Participant and having an aggregate Fair Market Value (as of the date of such grant, issuance, vesting, exercise, or payment, as the case may be) up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such grant, issuance, vesting, exercise, or payment, as the case may be.

17. Termination of Services.

(a) Definition of “Service.” For purposes of the Plan, unless otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment or any other written agreement with the Company, a Participant will be deemed to be in “Service” to the Company so long as such individual renders continuous service on a periodic basis to the Company (or to any Parent or Subsidiary of the Company) in the capacity of an Employee, Director, consultant, or other advisor (but, in the case of a consultant or other advisor, only in the discretion of the Committee and only if there was some initial Service as an Employee or Director). A Participant will be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary of the Company. Except as otherwise (A) determined by the Committee, (B) set forth in the agreement or other documents evidencing the Award, or (C) set forth in an employment agreement or any other written agreement with the Company, a Participant’s Service with the Company shall be deemed terminated if the Participant’s leave of absence (including military or other bona fide leave of absence) extends for more than 90 days and the Participant’s continued Service with the Company is not guaranteed by contract or statute; provided that whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Service shall be determined by the Committee in its absolute discretion.

(b) Treatment of Awards Upon Termination of Service. Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment or any other written agreement with the Company:

(i) Termination of Service by the Company Without Cause. Except as set forth in Section 17(c), if the Participant’s Service with the Company is terminated by the Company without Cause, then (A) all Options and SARs held by such Participant shall continue to vest for a period of 90 days after such termination and, to the extent vested, all Options and SARs held by such Participant shall remain exercisable until the expiration of the longer of (1) 90 days after such termination, or (2) 30 days following the end of any blackout period to which the Participant may be subject, on which date they shall expire, provided, however, that no Option or SAR shall be exercisable after the expiration of its term; (B) all unvested Awards other than Options, SARs, and Performance Awards held by such Participant shall continue to vest for a period of 90 days after such termination, on which date the unvested portion of such Awards shall be forfeited; and (C) all unvested Performance Awards shall be forfeited as of the commencement of business on the date of the Participant’s termination of Service.

(ii) Termination of Service for Cause. In the event of the termination of a Participant’s Service for Cause, all outstanding Awards held by such Participant shall immediately expire and be forfeited as of the commencement of business on the date of such termination.

(iii) Termination of Service Upon Disability or Death. If the Participant’s Service with the Company is terminated as the result of the Participant’s Disability or death, (A) all unvested Options and SARs held by such Participant shall become fully and immediately exercisable and shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, provided, however, that no Option or SAR shall be exercisable after the expiration of its term; (B) all Restricted Stock and RSUs held by such Participant shall become fully and immediately vested; (C) fifty percent (50%) of all outstanding Performance Awards held by such Participant on the date of such termination shall be deemed to be earned and the target performance goals for the relevant performance period(s) with respect to such Performance Awards shall be deemed to have been attained; and (D) all other Awards held by such Participant shall immediately be forfeited as of the commencement of business on the date of such termination.

(iv) Termination of Service Upon Retirement. If the Participant’s Service with the Company is terminated as a result of the Participant’s Retirement, then (A) all unvested Options and SARs held by such Participant shall continue to vest and, to the extent vested, all Options and SARs held by such Participant shall remain exercisable for a period of one (1) year after such termination, on which date they shall expire, provided, however, that no Option or SAR shall be exercisable after the expiration of its term; (B) all unvested Awards other than Options, SARs, or Performance Awards held by such Participant shall continue to vest for a period of one (1) year after such termination, on which date the unvested portion of such Awards shall be forfeited; and (C) all unvested Performance Awards shall be forfeited as of the commencement of business on the date of the Participant’s termination of Service.

(v) Voluntary Termination of Service. If the Participant’s Service with the Company is terminated as a result of the Participant’s Voluntary Termination, then (A) all Options and SARS held by such Participant, to the extent they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of the longer of (1) 90 days after such termination, or (2) 30 days following the end of any blackout period to which the Participant may be subject, on which date they shall expire, provided, however, that no Option or SAR shall be exercisable after the expiration of its term; and (B) all unvested Awards shall be forfeited as of the commencement of business on the date of the Participant’s termination of Service.

(c) Change in Control. Except as otherwise determined by the Committee, in the event of a Change in Control the Acquiror shall either assume the Company’s rights and obligations under all then-outstanding Awards and/or substitute for all then-outstanding Awards substantially equivalent awards for the Acquiror’s securities. In connection with a Change in Control, the following provisions shall apply:

(i) Acquiror Assumes the Company’s Rights and Obligations and/or Substitutes Substantially Equivalent Awards. Except as otherwise (A) determined by the Committee, (B) set forth in the agreement or other documents evidencing the Award, or (C) set forth in an employment or other written agreement with the Company, to the extent that the Acquiror either assumes the Company’s rights and obligations under outstanding Awards when the Change in Control is consummated and/or substitutes for outstanding Awards substantially equivalent Awards for the Acquiror’s securities when the Change in Control is consummated, such assumed or substituted Awards shall remain in full force and effect and shall continue to vest as though the Change in Control did not occur. In such a case, if a Participant’s Service with the Company is terminated by the Acquiror without Cause within one year after the occurrence of a Change in Control, then (A) all unvested Options and SARs held by the Participant as of the date of termination shall become vested and fully and immediately exercisable and shall remain exercisable until the expiration of the longer of (x) 90 days after such termination, or (y) 30 days following the end of any blackout period to which the Participant may be subject, on which date they shall expire, provided, however, that no Option or SAR shall be exercisable after the expiration of its term, (B) all Restricted Stock and RSUs held by such Participant shall become fully and immediately vested; (C) one hundred percent (100%) of all outstanding Performance Awards held by such Participant on the date of such termination shall be deemed to be earned and the target performance goals for the relevant performance period(s) with respect to such Performance Awards shall be deemed to have been attained; and (D) all other Awards held by such Participant shall become fully and immediately vested.

(ii) Acquiror Does Not Assume the Company’s Rights and Obligations and/or Substitute Substantially Equivalent Awards. Except as otherwise (A) determined by the Committee, (B) set forth in the agreement or other documents evidencing the Award, or (C) set forth in an employment or any other written agreement with the Company, in the event the Acquiror does not assume some or all of the Awards outstanding when the Change in Control is consummated and/or substitute substantially equivalent Awards for the Acquiror’s securities for some or all of the Awards outstanding when the Change of Control is consummated, the Committee may, in its discretion, provide that all or any of the unexercisable, unvested, and/or unearned portion of such Awards shall be immediately vested, exercisable, and/or deemed to be earned in full or in part immediately prior to consummation of the Change of Control. The vesting, exercise, and/or deemed earning of Awards that is permissible solely by reason of this Section 17(c)(ii) shall be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Committee, any Awards that are neither (i) assumed by or substituted for by the Acquiror in connection with the Change of Control nor (ii) vested, exercised, and/or deemed earned in connection with the consummation of the Change of Control shall terminate and cease to be outstanding effective as of the consummation of the Change of Control.

(d) Limitations with Respect to Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, the period during which any Options that are intended to be Incentive Stock Options may remain exercisable following the termination of a Participant’s employment with the Company shall not exceed the maximum period of time that such Options may remain exercisable pursuant to Code Section 422.

(e) Definitions. For purposes of this Section 17, the term “year” means 365 calendar days beginning with the calendar day on which the relevant event occurs.

18. Plan Amendment and Termination; Bifurcation of the Plan. The Committee may amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided that the Committee may not, without the consent of the affected Participant, take any action that disqualifies any Incentive Stock Option previously granted under the Plan for treatment as an Incentive Stock Option or that adversely affects or impairs the rights of any Award outstanding under the Plan; and provided further that, to the extent that stockholder approval of an amendment to the Plan is required by applicable law or the requirements of any securities exchange or trading market on which the Common Stock is listed or traded, such amendment shall not be effective prior to approval by the Company’s stockholders. Notwithstanding any provision of this Plan to the contrary, (a) the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants, and (b) no amendment or termination of the Plan shall, with respect to any Section 409A Award, be done in a manner that would violate the requirements of Code Section 409A. Furthermore, although the Committee may not take any actions that would violate applicable laws of any jurisdiction, the Committee shall have the right to take all necessary actions in order to comply with laws, regulations, and requirements of any jurisdiction having authority over Awards granted pursuant to the Plan including, without limitation, (i) the right to establish separate sub-plans or programs to provide for the grant of Awards to eligible persons in international jurisdictions, (ii) the right to tailor such sub-plans in a manner that, as the Committee determines necessary and advisable, will comply with local laws, regulations, and requirements or maximize the efficiency of the Plan in light of local tax or accounting considerations, and (iii) the right to take any action required, either before or after the grant of an Award, to comply with any applicable local government regulatory exemptions or approvals.

19. Adjustment of Awards Upon the Occurrence of Certain Events.

(a) Adjustment of Shares Available. If as a result of any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, the Committee (i) shall have the authority, in its absolute discretion, to proportionately adjust the aggregate number and type of shares available for Awards under the Plan, and (ii) shall proportionately adjust (A) the maximum number and type of shares or other securities that may be subject to Awards to any individual under the Plan, (B) the number and type of shares or other securities covered by each outstanding Award, and (C) the Exercise Price per share (but not the total price) for Awards outstanding under the Plan, in each case in order to prevent the enlargement or dilution of rights of the Participants under such Awards. Notwithstanding the foregoing, any adjustment to shares subject to a Section 409A Award must be done in accordance with the requirements of Code Section 409A. In addition, if an adjustment would result in an Award that is not a Section 409A Award becoming a Section 409A Award, then the Committee shall not make the adjustment without the express written consent of the Participant.

(b) Adjustments to Outstanding Restricted Stock, RSUs, and SARs. If a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, RSU, or SAR that has not vested as of the date of the payment of any stock dividend or any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, then such securities or other property will not vest until such share of Restricted Stock, RSU, or SAR vests and shall be held by the Company as if such securities or other property were non-vested shares of Restricted Stock, RSUs, or SARs.

(c) Adjustment Upon Certain Mergers, etc. Subject to any required action by the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation (other than a Change in Control or a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise, if applicable, the securities that a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d) Adjustment Upon Certain Other Transactions. In the event of a dissolution or liquidation of the Company, the Committee shall, in its absolute discretion, have the power to (i) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received or to be received by the holder of a share of Common Stock as a result of such event over (B) the Exercise Price, if any, of such Award; or (ii) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the Exercise Price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in full or partial consideration for the exchange of the Award. Notwithstanding the foregoing, any adjustments pursuant to this Section 19(d) shall not be done if the adjustment is to a Section 409A Award and the adjustment is not permitted under Code Section 409A or if the adjustment is to an Award not subject to Code Section 409A and would cause the Award to become a Section 409A Award, unless otherwise expressly agreed to in writing by the Participant.

(e) No Other Rights. Except as expressly provided in the Plan or in any agreement governing the Award, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other entity. Except as expressly provided in the Plan or in any agreement governing the Award, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or the Exercise Price of any Award.

20. Approval by Stockholders; Effective Date and Term of Plan. The Plan was adopted by the Board on February 4, 2008. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present in person or by proxy and voting at the meeting. Upon stockholder approval, the Plan shall remain in full force and effect through the 10th anniversary of the Effective Date, unless sooner terminated by the Committee. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. If the Plan is not approved by the Company’s stockholders within 12 months after its adoption by the Board, the Plan and any Awards granted under the Plan shall automatically terminate and shall be of no force and effect to the same extent and with the same effect as though this Plan had never been adopted.

21. General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or other trading market on which the Common Stock is listed or traded. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange or other trading market on which the Common Stock is listed or traded.

22. Compliance With Applicable Law.

(a) Exchange Act Section 16. Notwithstanding any provision of this Plan to the contrary, only the entire Board or a Committee composed of two or more Non-Employee Directors may make determinations regarding grants of Awards to persons subject to Section 16 under the Exchange Act.

(b) Code Section 162(m). The Committee shall have the authority and discretion to determine the extent to which Awards will conform to the requirements of Code Section 162(m) and to take such action, establish such procedures, and impose such restrictions as the Committee determines to be necessary or appropriate to conform to such requirements. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee or Board.

(c) Code Section 409A. To the extent an Award granted under this Plan is subject to Code Section 409A because it both falls within the scope of Code Section 409A and does not satisfy an applicable exemption from Code Section 409A (“Section 409A Award”), such Section 409A Award shall be intended to comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Therefore, the Committee shall not make any changes or adjustments to the Section 409A Award that is not in accordance with the requirements of Code Section 409A without the express written consent of the Participant. Also, if an Award granted under the Plan is not a Section 409A Award then, notwithstanding any other provision in this Plan, the Committee shall take no action that causes the Award to become a Section 409A Award without the express written consent of the Participant.

23. No Rights as a Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares or the date of issuance of shares on a non-certificated basis pursuant to policies adopted by the Company from time to time.

24. No Special Employment Rights; No Right to Awards. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence on the Grant Date of an Award. No person shall have any claim or right to receive any Award under this Plan. The grant of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any other time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

25. Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

26. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within 10 days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part as the Committee, in its absolute discretion, may determine.

27. Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other rights to acquire shares of Common Stock.

28. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

29. Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever including, without limitation, any specific funds, assets, or other property that the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute an obligation to pay any benefits to any person.

30. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

31. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

32. Substitution of Awards. Subject to Sections 3, 18, 19 and 22(c), at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 32 will have the Grant Date of the original Award.

Dated: ____________ __, 2008.

RURAL/METRO CORPORATION,
a Delaware corporation

By:
Title:

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

RURAL/METRO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RURAL/METRO CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 27, 2008

AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF

P R O X Y	The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Kristine B. Ponczak and Elizabeth A. Merritt, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of RURAL/METRO CORPORATION to be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, on Thursday, March 27, 2008, at 3:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 and 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Important - To be signed and dated on reverse side)

SEE REVERSE SIDE

RURAL/METRO CORPORATION OFFERS STOCKHOLDERS OF RECORD

THREE WAYS TO VOTE THEIR PROXIES

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-260-0389, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. New York Time on March 26, 2008.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. New York Time on March 26, 2008.	Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

▼ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ▼

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5 .
1.	ELECTION OF DIRECTORS If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:	FOR all nominees listed below (except as indicated) ☐		WITHHOLD AUTHORITY to vote for all nominees listed below ☐	3.	To vote on an amendment to the Company’s Second Restated Certificate of Incorporation to require stockholder approval of amendments to the Company’s Third Amended and Restated Bylaws, subject to certain exceptions.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Jack E. Brucker	Conrad A. Conrad	Earl P. Holland		4.	To vote on the adoption of the 2008 Incentive Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To vote on an amendment to the Company’s Second Restated Certificate of Incorporation to enable thirty-five percent (35%) of stockholders or, for a specified period, any three directors to call a special meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
						The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Date , 2008

Signature

Signature

Title or Authority

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)